                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         LOCKHEED MARTIN CORPORATION
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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


                            [LOCKHEED MARTIN LOGO]




                                                                  NOTICE OF 1997
                                                               ANNUAL MEETING OF
                                                                STOCKHOLDERS AND
                                                                 PROXY STATEMENT
                                                                  APRIL 24, 1997

                                                          [LOCKHEED MARTIN LOGO]

                                                          March 21, 1997

Norman R. Augustine
Chairman of the Board
  & Chief Executive Officer

Dear Fellow Stockholders:

     I look forward to seeing you at Lockheed Martin's Annual Meeting of Stockholders. At the meeting, we plan to report to you on our 1996 activities, which resulted in a watershed year for our Corporation. Demonstrating the benefits of the leadership position we have built in industry consolidation, we won an exceptional amount of new business, improved profit margins, generated almost $1 billion in free cash, and achieved a nearly flawless record of mission success for our customers. These and other accomplishments have enabled Lockheed Martin to create new opportunities and added value for you, our stockholders.

     We were also pleased this past year to have been able to conclude our transaction with Loral Corporation, and the transition of the former Loral businesses into Lockheed Martin has now largely been accomplished. Much of the credit for the latter goes to Mr. Bernard L. Schwartz, former Loral Chairman, and Mr. Frank C. Lanza, former Loral President, both of whom have served on our Board during the transition. Mr. Schwartz, Chairman and Chief Executive Officer of Loral Space & Communications Ltd., has indicated that, given the success of the transition, he would now prefer to be free of any constraints imposed by serving on both company's Boards and to be able to pursue business opportunities of mutual interest; therefore, he has chosen not to stand for reelection to our Board of Directors. Lockheed Martin owns approximately 17 percent of Loral Space and Communications Ltd.

     As has previously been announced, Mr. Lanza will become Chairman and Chief Executive Officer of a new corporation in which Lockheed Martin anticipates having a 35 percent ownership share. Given his new role as Chairman and Chief Executive Officer of the new corporation, Mr. Lanza will also not stand for reelection to the Lockheed Martin Board.

     We have been fortunate indeed to have had these executives on the Lockheed Martin Board during this period of transition and look forward to continuing to work with them on future business endeavors which will benefit each of these organizations.

     I hope you can attend our annual meeting in person, but, whether or not you plan to attend, please make sure that your shares are represented by completing and returning your proxy card or, if you are a stockholder of record, by placing your vote by telephone.

                                         Sincerely,

                                         /s/ NORMAN R. AUGUSTINE

                                         Norman R. Augustine

                            [LOCKHEED MARTIN LOGO]

                              6801 Rockledge Drive
                               Bethesda, MD 20817

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 24, 1997

To The Stockholders of Lockheed Martin Corporation:

       The Annual Meeting of Stockholders of Lockheed Martin Corporation will be held on Thursday, April 24, 1997, at 10:30 a.m., local time, at the Brown Palace Hotel, Denver, Colorado. Attendance at the meeting will be limited to stockholders of record at the close of business on March 10, 1997, or their proxies, beneficial owners presenting satisfactory evidence of ownership on that date, and invited guests of the Corporation.

       At 10:00 a.m., you are invited to join the directors and management for coffee and conversation. During the meeting, there will also be an opportunity to discuss matters of interest to you as a stockholder of Lockheed Martin Corporation.

       The purposes of the meeting are:

         (1) to elect directors to terms expiring in 1998;
         (2) to ratify the appointment of independent auditors for the year
             1997;
         (3) to act upon the stockholder proposals set forth in the attached Proxy Statement; and
         (4) to transact such other business as may properly come before the meeting.

       It is important that your shares be represented at the meeting regardless of the number of shares you hold. If you receive more than one proxy card because your shares are registered in different names or addresses, please sign, date and return each card in the enclosed envelope so that all of your shares will be represented. If you are a stockholder of record, you may use the toll-free telephone number on the proxy card to vote your shares.

                                           By Order of the Board of Directors

                                           /s/ LILLIAN M. TRIPPETT

                                           Lillian M. Trippett
                                           Vice President, Corporate Secretary
                                           and Associate General Counsel
March 21, 1997

IMPORTANT

       PLEASE NOTE THAT A TICKET IS REQUIRED FOR ADMISSION TO THE MEETING. IF YOU PLAN TO ATTEND AND YOU ARE A STOCKHOLDER AS OF MARCH 10, 1997, PLEASE CHECK THE APPROPRIATE BOX ON YOUR PROXY CARD (OR INDICATE WHEN PROMPTED IF VOTING BY TELEPHONE), AND A TICKET WILL BE FORWARDED TO YOU. IF YOUR SHARES ARE HELD IN THE NAME OF A BROKER OR OTHER NOMINEE, PLEASE BRING A PROXY OR A LETTER FROM THAT FIRM CONFIRMING YOUR OWNERSHIP OF SHARES AS OF THE CLOSE OF BUSINESS ON THE RECORD DATE (MARCH 10, 1997).

CONTENTS

                                                                                  PAGE
                                                                                  ----
General Information............................................................     1
Voting Securities and Record Date..............................................     1
Election of Directors..........................................................     2
Board of Directors.............................................................     5
Security Ownership of Certain Beneficial Owners................................     9
Securities Owned by Directors, Nominees and Named Executive Officers...........    10
Compensation of Executive Officers.............................................    12
Stock Price Performance Graph..................................................    25
Compliance with Section 16(a) of the Exchange Act..............................    25
Ratification of Appointment of Independent Auditors............................    26
Stockholder Proposals..........................................................    26
Miscellaneous..................................................................    28

PROXY STATEMENT

GENERAL INFORMATION

       The Annual Meeting of Stockholders ("Annual Meeting") of Lockheed Martin Corporation, a Maryland corporation (the "Corporation"), will be held at 10:30 a.m. on Thursday, April 24, 1997, at the Brown Palace Hotel, Denver, Colorado, for the purposes set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement. This statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at such meeting and at any and all adjournments of such meeting.

       Stockholders of record may vote their proxy using the toll-free number listed on the proxy card or they may sign, date and mail their proxies in the postage paid envelope provided. Participants in the Corporation's employee benefit plans may not use the telephone procedure to direct the voting of shares attributable to their accounts and must return the enclosed instruction card.

       The telephone voting procedure is designed to authenticate votes cast by use of a Personal Identification Number. The procedure allows stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. The Corporation has been advised by counsel that the procedures which have been put in place are consistent with the requirements of applicable law. Specific instructions to be followed by any stockholder of record interested in voting by telephone are set forth on the enclosed proxy card.

       Any proxy given pursuant to this solicitation may be revoked at any time before the proxy is voted by filing with the Secretary of the Corporation prior to the meeting at the Corporation's principal office, or at the Annual Meeting, an instrument revoking the proxy or a duly executed proxy bearing a later date. You may also revoke your proxy by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

       Voting your proxy by telephone or by mail will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a broker, bank or other holder of record, you must obtain a proxy, executed on your behalf, from the holder of record to be able to vote at the Meeting.

       The principal office of the Corporation is at 6801 Rockledge Drive, Bethesda, Maryland 20817. This Proxy Statement, the Proxy Card, and the Notice of Annual Meeting will be sent to stockholders commencing on or about March 21, 1997.

VOTING SECURITIES AND RECORD DATE

       Stockholders of record at the close of business on March 10, 1997 are entitled to notice of and to vote at the Annual Meeting. On January 31, 1997, there were 192,888,667 shares outstanding of the Corporation's Common Stock ("Common Stock" or "Stock"), $1.00 par value per share . Each share is entitled to one vote. Participants in the Corporation's Dividend Reinvestment and Stock Purchase Plan ("Dividend Reinvestment Plan") and certain of the Corporation's employee benefit plans are entitled to one vote for each share held for the participant's account under those plans. Shares held in accounts under the Dividend Reinvestment Plan are included in the proxy sent to the account owner.

       Shares of Common Stock represented by a properly executed proxy, (either signed and returned or voted through the toll-free telephone procedure described above) will be considered as represented at the Annual Meeting for purposes of determining a quorum. Votes at the Annual Meeting will be tabulated by two independent judges of election from First Chicago Trust Company of New York, the Corporation's transfer agent.

       The affirmative vote of a majority of shares outstanding and entitled to vote is required for election of directors and adoption of the proposals set forth below. Abstentions will not be counted "for" or "against" proposals, but will be counted for the purpose of determining the existence of a quorum. Because the Corporation's By-Laws require the affirmative vote of a majority of the votes entitled to be cast at a meeting to authorize action on any matter, abstentions have the effect of a vote against the proposal. Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. If specific instructions are not received, brokers may generally vote these shares in their discretion. However, the New York Stock Exchange Rules preclude brokers from exercising their voting discretion on certain proposals. In such cases, absent specific instructions from the beneficial owner, the broker may not vote on those proposals. This results in what is known as a "broker non-vote." A "broker non-vote" has the effect of a negative vote when a majority of the shares outstanding and entitled to vote is required for approval of the proposal. Votes "withheld" from director-nominees have the effect of a negative vote since a majority of the shares outstanding and entitled to vote is required for election of directors.

       Each participant in certain Lockheed Martin savings and 401(k) plans will receive an instruction card on which the participant may instruct the trustee as to the voting of shares allocated to the participant's account. Any allocated shares for which instructions are not received will be voted by the applicable plan trustee in accordance with the terms of the respective plan document. In addition, participants in the Lockheed Martin Salaried Savings Plan will receive a separate voting instruction card on which the participant may separately instruct the trustee as to the voting of a portion of unallocated shares held by the plan's trust. Unallocated shares for which no instructions are received are to be voted by the trustee in the same proportion as unallocated shares for which instructions are received.

       General Electric Company ("GE") is the owner of 20,000,000 shares of the Corporation's Series A Preferred Stock, $1.00 par value per share, constituting all of the issued and outstanding shares of such class. The Series A Preferred Stock is convertible into Common Stock, has a liquidation preference of $50 per share plus accrued and unpaid dividends, and is non-voting except in certain circumstances. The Series A Preferred Stock has a conversion price of $34.5525 per share (subject to adjustment in certain circumstances) and is convertible into 28,941,460 shares (subject to adjustment) or approximately 13 percent of the outstanding shares of Common Stock after giving effect to such conversion (based upon the number of shares of Common Stock outstanding on January 31, 1997). In the absence of a dividend declaration, dividends of $0.75 per share per quarter accrue automatically on the Series A Preferred Stock. Further, any dividends not paid during any given dividend period or series of dividend periods accumulate and must be paid to the holder of the Series A Preferred Stock before the holders of Common Stock may receive any dividend. Mr. Edward E. Hood, Jr., retired Vice Chairman and a former director of GE, and Mr. Eugene F. Murphy, President and Chief Executive Officer of GE Aircraft Engines, each of whom are members of the Board of Directors of the Corporation, disclaim beneficial ownership of these shares. GE's principal address is 3135 Easton Turnpike, Fairfield, Connecticut 06341.

ELECTION OF DIRECTORS

       The charter of the Corporation ("Charter") provides that the directors of the Corporation shall be elected to an annual term. The Board of Directors of the Corporation, pursuant to the Corporation's By-Laws, has determined that the number of directors of the Corporation will be seventeen. In accordance with the recommendation of its Nominating Committee, the Board of Directors has nominated Norman R. Augustine, Marcus C. Bennett, Lynne V. Cheney, Vance D. Coffman, Houston I. Flournoy, James F. Gibbons, Edward E. Hood, Jr., Caleb B. Hurtt, Gwendolyn S. King, Vincent N. Marafino, Eugene F. Murphy, Allen E. Murray, Frank Savage, Daniel M. Tellep, Carlisle A. H. Trost, James R. Ukropina and Douglas C. Yearley for election to serve as directors of the Corporation until the Annual Meeting of Stockholders of the Corporation in 1998 and until their successors have been duly elected and qualify. Each nominee is currently serving as a director. In the event any of these nominees becomes unavailable for election to the Board of Directors, an event which is not anticipated, the persons appointed as proxies or their substitutes, shall have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment.

Nominees for Election --

NORMAN R. AUGUSTINE (61)
Director since March, 1995. Chairman of the Executive Committee.

Chairman and Chief Executive Officer of Lockheed Martin since January 1997, Vice Chairman and Chief Executive Officer from June 1996 to December 1996; Vice Chairman, President and Chief Executive Officer from April 1996 to June 1996; President and Chief Executive Officer from

January 1996 to April 1996 and President from March 1995 to December 1995; Chairman and Chief Executive Officer of Martin Marietta Corporation ("Martin Marietta") from April 1988 to March 1995; director of Martin Marietta from 1986 to 1995, Vice Chairman between 1987 and 1988, President and Chief Operating Officer from 1986 to 1987, Executive Vice President from 1985 to 1986, and Senior Vice President in 1985; director of Phillips Petroleum Company and Procter & Gamble Co.

MARCUS C. BENNETT (61)
Director since March, 1995.

Executive Vice President and Chief Financial Officer of Lockheed Martin since July 1996, Senior Vice President and Chief Financial Officer from March 1995 to July 1996; director of Martin Marietta from 1993 to 1995, Vice President and Chief Financial Officer from 1988 to 1995; Chairman of Martin Marietta Materials, Inc.; director of LMC Properties, Inc. and Orlando Central Park, Inc., wholly owned subsidiaries of Lockheed Martin; director of Carpenter Technology, Inc.; member of the Financial Executives Institute, MAPI Finance Council and The Economic Club of Washington; director of the Private Sector Council and a member of its CFO Task Force.

LYNNE V. CHENEY (55)
Director since March, 1995. Member of the Audit & Ethics and Nominating Committees.

Senior Fellow at the American Enterprise Institute for Public Policy Research since 1992; served as Chairman of the National Endowment for the Humanities from 1986 to 1992; director of Reader's Digest Association, Inc., IDS Mutual Fund Group, FPL Group, Inc. and Union Pacific Group Resources, Inc.

VANCE D. COFFMAN (52)
Director since January, 1996.

President of Lockheed Martin since June 1996 and Chief Operating Officer since January 1996, Executive Vice President from January to June 1996; President and Chief Operating Officer of Lockheed Martin Space & Strategic Missiles Sector from March 1995 to December 1995; appointed Executive Vice President of Lockheed Corporation ("Lockheed") in 1992, and President of Lockheed Space Systems Division in 1988.

HOUSTON I. FLOURNOY (67)
Director since March, 1995. Member of the Audit & Ethics and Nominating Committees.

Special Assistant to the President for Governmental Affairs, University of Southern California, Sacramento, California since August 1981; Professor of Public Administration, University of Southern California, Sacramento, California from 1981 to 1993; Vice President for Governmental Affairs, University of Southern California, Los Angeles from 1978 to 1981; director of Lockheed from 1976 to 1995; director of Fremont General Corporation, Fremont Investment and Loan Corporation and Tosco Corporation.

JAMES F. GIBBONS (65)
Director since March, 1995. Member of the Compensation and Nominating Committees and Stock Option Subcommittee.

Special Counsel to the President for Industry Relations, Stanford University, Stanford, California from 1996 to present, Dean of the School of Engineering, Stanford University, from September 1984 to June 1996; Reid Weaver Dennis Professor of Electrical Engineering, Stanford University, since 1964; director of Lockheed from 1985 to 1995; director of Raychem Corporation, Centigram Communications Corporation, Cisco Systems Incorporated, El Paso Natural Gas Company and Amati Communications Corporation.

EDWARD E. HOOD, JR. (66)
Director since March, 1995. Chairman of the Audit & Ethics Committee and Member of the Compensation and Executive Committees and Stock Option Subcommittee.

Joined General Electric Company in 1957 after service in the U.S. Air Force; elected as Vice President of GE in 1968 and Vice Chairman and Executive Officer of GE in 1979; served as a director of GE from 1980 until his retirement in 1993; director of Martin Marietta from 1993 to 1995; director of The Lincoln Electric Company and Gerber Scientific, Inc.; Chairman Emeritus of the Board of Trustees of Rensselaer Polytechnic Institute; trustee of North Carolina State University.

CALEB B. HURTT (65)
Director since March, 1995. Member of the Finance and Nominating Committees.

President and Chief Operating Officer of Martin Marietta from 1987 until his retirement in January 1990, Executive Vice President in 1987 and Senior Vice President from 1983 to 1987; director of Martin Marietta from 1987 to 1995; Vice Chairman of the Board of Trustees of Stevens Institute of Technology; Chairman of the Board of Governors of the Aerospace Industries Association in 1989 and past Chairman of the NASA Advisory Council and of the Federal Reserve Bank, Denver Branch; director of COMSAT Corporation.

GWENDOLYN S. KING (56)
Director since March, 1995. Member of the Audit & Ethics and Finance Committees.

Senior Vice President of Corporate and Public Affairs for PECO Energy Company (formerly Philadelphia Electric Company) since October 1992; Commissioner of the Social Security Administration from August 1989 to September 1992; director of Martin Marietta from 1992 to 1995; director of Monsanto Company; member of the Executive Committees of the Pennsylvania Electric Association, the Philadelphia Convention and Visitors Bureau and the Central Philadelphia Development Corporation.

VINCENT N. MARAFINO (66)
Director since March, 1995. Member of the Audit & Ethics, Executive and Finance Committees.

Executive Vice President of Lockheed Martin from March 1995 until retirement on December 31, 1995; director of Lockheed from 1980 to 1995; Vice Chairman of the Board and Chief Financial and Administrative Officer of Lockheed from 1988 to 1995; Executive Vice President -- Chief Financial and Administrative Officer of Lockheed from 1983 to 1988; executive officer of Lockheed from 1971 to 1995; director of Rohr, Inc.

EUGENE F. MURPHY (61)
Director since March, 1995. Chairman of the Nominating Committee and Member of the Compensation Committee.

President and Chief Executive Officer of GE Aircraft Engines since 1993; President and Chief Executive Officer of GE Aerospace from 1992 to 1993; Senior Vice President of GE Communications & Services from 1986 to 1992; director of Martin Marietta from 1993 to 1995; member of President Reagan's National Security Telecommunications Advisory Committee; former Chairman and permanent member of the Board of Directors of the Armed Forces Communications and Electronics Association; member of the Aerospace Industries Association Board of Governors.

ALLEN E. MURRAY (68)
Director since March, 1995. Chairman of the Compensation Committee and the Stock Option Subcommittee and Member of the Executive and Nominating Committees.

Chairman of the Board and Chief Executive Officer of Mobil Corporation from 1986 until his retirement on March 1, 1994; director of Martin Marietta from 1991 to 1995; director of Metropolitan Life Insurance Company, Minnesota Mining and Manufacturing Company, Morgan Stanley Group Inc. and St. Francis Hospital; member of the Board of Trustees of New York University; honorary director of the American Petroleum Institute; member of The Business Council, The Council on Foreign Relations and The Trilateral Commission.

FRANK SAVAGE (58)
Director since March, 1995. Member of the Finance and Nominating Committees.

Chairman of Alliance Capital Management International, an investment management company, since 1994; Chairman of the Board of Alliance Corporate Finance Group, Inc. since 1993; Senior Vice President of The Equitable Life Assurance Society of the United States from 1987 to 1996; Chairman of the Board of Equitable Capital Management Corporation from 1992 to 1993; Vice Chairman of the Board of Equitable Capital Management Corporation from 1986 to 1992; director of Alliance Capital Management Corporation, ARCO Chemical Company, Qualcomm Inc., and Essence Communications, Inc.; trustee of Johns Hopkins University and Howard University; director of Lockheed from 1990 to 1995; director of the Council on Foreign Relations and the New York Philharmonic; former U.S. Presidential appointee to the Board of Directors of U.S. Synthetic Fuels Corporation.

DANIEL M. TELLEP (65)
Director since March, 1995. Member of the Audit & Ethics, Executive and Finance Committees.

Chairman of the Board of Lockheed Martin from March 1995 until his retirement in December 1996; Chief Executive Officer of Lockheed Martin from March 1995 to December 1995; director of Lockheed from 1987 to 1995; Chairman of the Board and Chief Executive Officer of Lockheed from January 1989 to March 1995; President of Lockheed from August 1988 to December 1988; Group President -- Missiles and Space Systems of Lockheed from 1986 to 1988, and President, Lockheed Missiles & Space Company, Inc., a wholly owned subsidiary of Lockheed, from 1984 to 1988; executive officer of Lockheed from 1983 to 1995; director of Wells Fargo Bank and Edison International.

CARLISLE A. H. TROST (66)
Director since March, 1995. Member of the Audit & Ethics and Compensation Committees and Stock Option Subcommittee.

Retired Admiral, U.S. Navy, 1990; Chief of Naval Operations, United States Navy from 1986 to 1990; Commander in Chief, U.S. Atlantic Fleet, Commander U.S. Seventh Fleet, and Deputy Commander in Chief of the U.S. Pacific Fleet; director of Lockheed from 1990 to 1995; director of Louisiana Land and Exploration Company, GPU Inc., GPU Nuclear Corp., General Dynamics Corporation, Precision Components Corporation and Bird-Johnson Company; Trustee of the U.S. Naval Academy Alumni Association, U. S. Naval Academy Foundation and Olmsted Foundation.

JAMES R. UKROPINA (59)
Director since March, 1995. Chairman of the Finance Committee and Member of the Audit & Ethics and Executive Committees.

Partner of O'Melveny & Myers since 1992; Chairman of the Board and Chief Executive Officer of Pacific Enterprises from 1989 to 1991; director of Lockheed from 1988 to 1995; director of Pacific Mutual Life Insurance Company; member of the Board of Trustees of Stanford University.

DOUGLAS C. YEARLEY (61)
Director since March, 1995. Member of the Compensation, Executive and Finance Committees and Stock Option Subcommittee.

Chairman of the Board and Chief Executive Officer of Phelps Dodge Corporation since 1989 and President since 1991; Executive Vice President of Phelps Dodge Corporation from 1987 to 1989; President of Phelps Dodge Industries, a division of Phelps Dodge Corporation, from 1988 to 1990; Senior Vice President of Phelps Dodge Corporation from 1982 to 1986; director of Lockheed from 1990 to 1995; director of Phelps Dodge Corporation, J.P. Morgan & Co. Incorporated, Morgan Guaranty Trust Company of New York, Southern Peru Copper Co. and USX Corporation; member of The Business Roundtable, The Business Council and The Conference Board.

BOARD OF DIRECTORS

       The Board of Directors held ten meetings during 1996, of which eight were regularly scheduled meetings. Non-employee directors of the Corporation receive $35,000 annually for service on the

Board of which $25,000 is paid in cash and $10,000 is paid in the form of the award of units equivalent to shares of Common Stock under the Directors Deferred Stock Plan, based on the value of the Corporation's Common Stock on June 1 of the year for which the award is made. Non-employee directors receive $1,500 for each meeting of the Board of Directors or a committee thereof attended. During 1996, the non-employee Chairman of the Board received an additional fee of $40,000 per month. The Corporation's directors discharge their responsibilities throughout the year not only at such Board of Directors and committee meetings, but also through personal meetings and other communications, including considerable telephone contact, with the Chairman and Chief Executive Officer, the President and Chief Operating Officer and others regarding matters of interest and concern to the Corporation. Directors are also reimbursed for expenses in connection with attendance at Board and committee meetings.

       Non-employee directors may defer up to 100 percent of the cash portion of the fees (including committee fees) otherwise payable to the director. Subject to certain limitations, a participating director's deferred fees will be distributed (or distribution will commence) in January following the year in which he or she ceases to be a director. Fees earned in 1996 could be deferred until 1998 regardless of the director's continuing service on the Board of Directors. Deferral elections are irrevocable during any calendar year and must be made before the beginning of the calendar year in which fees are earned. Earnings are accrued on deferred amounts. Depending on a director's investment election, deferred amounts earn interest or a return that tracks the performance of the published index for the Standard & Poor's 500 (with dividends reinvested). It is anticipated that, effective May 1, 1997, a director may elect to earn a rate of return that tracks the performance of the Corporation's Common Stock. In addition, pursuant to the Directors Deferred Stock Plan, which was approved by the Corporation's stockholders on March 15, 1995, $10,000 of the annual retainer is deferred in the form of units equivalent to shares of Common Stock on June 1 of each year. Upon retirement, termination of service, death or disability, the plan provides that a director's account be distributed in whole shares or, it is anticipated effective May 1, 1997, in cash; fractional shares are payable in cash. At the election of the directors, such distributions may be made in a lump sum or in installments.

       The Board of Directors currently has five standing committees: Audit and Ethics, Compensation, Nominating, Executive and Finance. In addition, there is one standing subcommittee, the Stock Option Subcommittee. Non-employee directors receive $5,000 annually for each committee on which they serve (there are no additional fees for service on the Stock Option Subcommittee). In addition, a non-employee director who serves as Chairman of a Committee receives $4,000 annually, except for the Nominating Committee Chairman who receives $2,000.

       All non-employee directors are provided a $100,000 death benefit, which remains available following retirement, except that the benefit is reduced by the amount of life insurance coverage previously provided to a director of Lockheed or Martin Marietta. The benefit will be increased to include the applicable estimated annual amount of taxes associated with the benefit. In addition, each non-employee director is provided travel accident insurance up to $1,000,000 in the event that the director is involved in an accident while traveling on business related to the Corporation.

       A financial counseling program which provides reimbursement for tax and financial planning and tax preparation services is available to directors and officers. The Corporation pays a maximum of $6,000 per director and $10,000 per officer.

       The Directors Charitable Award Plan provides that upon the death of a director, Lockheed Martin will make donations to tax-exempt organizations previously recommended by the director up to an aggregate of $1 million. Directors are vested under this plan if (a) they have served for at least five years on the Lockheed Martin Board of Directors, including service on the former Lockheed or Martin Marietta Boards of Directors, or (b) their service on the Lockheed Martin Board of Directors is terminated due to death, disability or retirement. Under the terms of the plan, if there is a change in control of the Corporation, all participating directors in the plan shall immediately become vested. Those directors who previously served on Martin Marietta's Board of Directors are all vested in the plan as a result of the combination of the businesses of Lockheed and Martin Marietta (the "Combination").

       Non-employee directors who leave the Board after serving five or more years on the Board of Directors are entitled to receive an annual retirement benefit equal to the amount of the annual retainer fee, including the portion contributed to the Directors Deferred Stock Plan, in effect on the date of the director's retirement. These amounts will be paid annually to the retired director for a period equal to the number of years that the director served on the Board of Directors. If a director who has completed at least five years of service on the Board of Directors (or with the approval of the Nominating Committee, less than five years) retires at the mandatory retirement age under the Corporation's By-Laws, the payment will be made on an annual basis for the director's life. Upon the death of an active director (whether or not he or she served as a director for at least five years) or a retired director receiving benefits, annual payments will be paid to the director's beneficiary for a maximum period of twenty years. In determining eligibility for benefits and the number of years for which a benefit is payable, service on the Board of Directors includes service as an employee director as well as service on the Lockheed and Martin Marietta Boards of Directors prior to the Combination. However, the amount of any benefit payable under the Lockheed Martin Directors Retirement Plan will be reduced on a dollar-for-dollar basis by the amount of any benefit paid or payable under those companies' retirement plans for directors.

       During 1996, Mr. Marafino performed consulting services to the Corporation with respect to providing representation in connection with the sale or merger of certain properties, serving on the boards of directors of various joint venture companies and/or subsidiaries of the Corporation, providing administrative and other services as requested, and providing advice and counsel to senior management of the Corporation. The agreement, which included an annual retainer of $250,000, did not cover his services as a director of the Corporation.

       The Corporation as of the date of the printing of this Proxy Statement is negotiating a Transaction Agreement pursuant to which the Corporation anticipates repositioning certain non-core business units as a new independent company. The transaction contemplates the creation of a company, referred to in this Proxy Statement as Newco Corporation ("Newco"), which will be 50.1 percent owned by Lehman Brothers Capital Partners III, L.P. or its affiliates, 34.9 percent by the Corporation and 15 percent by a management team led by Frank C. Lanza who, in addition to his service as a director of the Corporation, serves as one of its executive vice presidents. The Transaction Agreement is being negotiated by the parties on an arm's length basis. It is contemplated that Newco will pay the Corporation a total purchase price for the businesses (subject to adjustment in certain circumstances as provided in the Transaction Agreement) of $525 million, consisting of 6,980,000 shares of Newco Class A Common Stock and $479.835 million in cash. Mr. Lanza will be issued 1,500,000 shares of Class B Common Stock, or 7.5 percent of the equity securities of Newco, in return for cash consideration of $7.5 million. A second individual constituting a member of the proposed management team will also be issued 1,500,000 shares of Newco Class B Common Stock in return for cash consideration of $7.5 million. The transaction proposed is subject to a number of conditions including execution of a definitive agreement and regulatory approvals.

       The Audit and Ethics Committee is presently composed of Mses. Cheney and King and Messrs. Hood, Flournoy, Marafino, Tellep, Trost and Ukropina. During 1996, the Audit and Ethics Committee met four times. The committee has general powers relating to accounting and auditing matters. The committee recommends the selection and monitors the independence of independent auditors for the Corporation, reviews the scope and timing of their work, reviews with the Corporation's management and independent auditors the financial accounting and reporting principles used by the Corporation, the policies and procedures concerning audits, accounting, financial controls, as well as any recommendations to improve existing practices. The committee reviews the results of the independent audit as well as the activities of the corporate internal audit staff. The committee monitors compliance with the Corporation's Code of Ethics and Business Conduct, reviews and resolves all matters presented to it for resolution by the Corporate Ethics Office, and reviews and monitors the adequacy of the Corporation's policies and procedures, as well as the organizational structure for ensuring general compliance with laws and regulations including environmental laws and regulations and the policies and procedures relating thereto; it reviews with the Corporation's management significant litigation and regulatory proceedings in which the Corporation is or may become involved and reviews accounting and financial reporting issues, including the adequacy of disclosure of environmental matters. At least four times annually the committee meets separately and independently with the vice president of internal audit and the Corporation's independent auditors.

       The Compensation Committee is presently composed of Messrs. Murray, Gibbons, Hood, Murphy, Schwartz, Trost and Yearley. During 1996, the committee met six times. The committee recommends the compensation policy and standards of compensation for the Corporation. The committee recommends compensation to be paid to officers reporting to the Executive Office and approves the compensation for all other elected officers. The committee has the power to approve employee benefits provided by all bonus, supplemental and special compensation plans, including pension, insurance and health plans, but excluding performance-based executive compensation plans.

       The Stock Option Subcommittee is presently composed of Messrs. Murray, Gibbons, Hood, Trost and Yearley. During 1996, the subcommittee met three times. The subcommittee administers all of the Corporation's stock option plans, including its 1995 Omnibus Performance Award Plan and approves awards granted thereunder.

       The Nominating Committee is presently composed of Mrs. Cheney and Messrs. Murphy, Flournoy, Gibbons, Hurtt, Murray and Savage. During 1996, the committee met four times. The committee makes recommendations to the Board of Directors concerning the composition and compensation of the Board of Directors, including its size and qualifications for membership. It also recommends nominees to fill vacancies or new positions on the Board of Directors and the Board's nominees for election by the stockholders at an annual meeting of stockholders.

       The Finance Committee is presently composed of Mrs. King and Messrs. Ukropina, Hurtt, Marafino, Savage, Schwartz, Tellep and Yearley. During 1996, the committee met six times. The committee has general powers relating to the management of the financial affairs of the Corporation, including responsibilities related to borrowing arrangements and the investment of the Corporation's available cash resources. It reviews the financial condition of the Corporation, the financial impact of all proposed changes in the capital structure of the Corporation and reviews and makes recommendations regarding the proposed capital expenditure and contributions budgets of the Corporation. The committee also monitors the financial impact and implementation of all trusteed benefit plans sponsored by the Corporation and reviews the performance of the committees responsible for managing the assets and administration of the Corporation's trusteed benefit plans.

       The Executive Committee is presently composed of Messrs. Augustine, Hood, Marafino, Murray, Tellep, Ukropina and Yearley. During 1996, the committee met one time. The committee may exercise such powers in the management of the business of the Corporation as may be authorized by the Board of Directors, subject to applicable law.

       Written suggestions submitted by stockholders concerning proposed nominees for election to the Board of Directors will be presented to the Nominating Committee for its consideration. Suggestions should include a brief description of the proposed nominee's qualifications and all other relevant biographical data as well as the written consent of the proposed nominee to act as a director if nominated and elected. In accordance with the Corporation's By-Laws, suggestions should be mailed to the Secretary of the Corporation.

       In addition, the By-Laws of the Corporation require advance notice of any proposal for the nomination for election as a director at an annual meeting of stockholders that is not included in the Corporation's notice of meeting or made by or at the direction of the Board of Directors. In general, nominations must be delivered to the Secretary of the Corporation at its principal executive office, 6801 Rockledge Drive, Bethesda, Maryland 20817, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting and must contain specific information concerning the nominee and the stockholder proposing the nomination. Any stockholder desiring a copy of the By-Laws of the Corporation will be furnished a copy without charge upon written request to the Secretary of the Corporation.

       During 1996, all incumbent directors attended at least 75 percent of Board of Directors and committee meetings, except for Mr. Schwartz who attended 50 percent of all Board of Directors and committee meetings of which he was eligible to attend. Average attendance at all Board of Directors and committee meetings was 92.5 percent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

       The following table sets forth information with respect to the shares of the Corporation's Common Stock which are held by persons known to the Corporation to be the "beneficial owners" of more than 5 percent of such stock. For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission and generally means the power to vote or dispose of securities regardless of any economic interest therein. Except as otherwise noted, all information set forth in the following table is as of December 31, 1996.

                                                                             Beneficial Ownership
                                                                           -------------------------
                                                                              Number        Percent
            Name and Address of Stockholder               Class of Stock     of Shares      of Class
--------------------------------------------------------  ---------------  -------------    --------
US Trust Company of California, N.A., New York, New           Common        23,222,621(1)      12%
York, as trustee of the Lockheed Martin (ESOP Feature)
Trust established under the Lockheed Martin Salaried
Savings Plan, and the trustee of the Lockheed Martin
(Hourly ESOP) Trust established under the Lockheed
Martin Hourly Employee Savings Plan Plus and the
Lockheed Martin Space Operations
Company Hourly Investment Plan Plus
515 South Flower Street, Suite 2800
Los Angeles, California 90071

State Street Bank and Trust Company as trustee of the         Common        14,101,455(2)     7.3%
Lockheed Martin Salaried Savings Plan II, the Lockheed
Martin Performance Sharing Plan, the Lockheed Martin
Performance Sharing Plan for Puerto Rico Employees, the
Lockheed Martin Savings and Investment Plan, and as
trustee for various trust and employee benefit plans not
associated with the Corporation
225 Franklin Street
Boston, Massachusetts 02110

FMR Corp.                                                     Common        11,916,647(3)     6.2%
82 Devonshire Street
Boston, Massachusetts 02109

General Electric Company                                     Series A       20,000,000(4)     100%
3135 Easton Turnpike                                         Preferred
Fairfield, Connecticut 06341

(1) As reported in an amended Schedule 13G dated February 6, 1997; stockholder has sole dispositive power and shared voting power with respect to these shares.
(2) As reported in an amended Schedule 13G dated February 20, 1997; State Street Bank and Trust Company held 12,097,601 shares of Common Stock (approximately 6.3%) as trustee for the Lockheed Martin Savings Plan II, Lockheed Martin Performance Sharing Plan, Lockheed Martin Performance Sharing Plan for Puerto Rico Employees, and Lockheed Martin Savings and Investment Plan; the stockholder has shared voting and dispositive power with respect to these shares. State Street Bank and Trust Company has expressly disclaimed beneficial ownership of said shares. In addition, State Street Bank and Trust Company reported beneficial ownership of 2,003,854 shares of Common Stock (approximately 1%) as trustee for various trust and employee benefit plans not associated with the Corporation.
(3) This figure is based on Form 13G as filed by FMR Corp. Although not disclosed in its Form 13G, it is the Corporation's belief that Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp., also holds 1,482,290 shares of the Corporation's Common Stock as trustee for the Lockheed Martin Aerospace Savings Plan, Lockheed Martin Tactical Defense Systems Savings Plan, Lockheed Martin Tactical Systems Master Savings Plan, Lockheed Martin Fairchild Corp. Savings Plan, Lockheed Martin IR Imaging Systems, Inc. Savings Plan, Lockheed Martin Vought Systems Corporation Capital Accumulation Plan, Lockheed Martin Librascope Retirement Savings Plan, Sandia Corporation Savings and Income Plan, and Sandia Corporation Savings and Security Plan.
(4) The Series A Preferred Stock held by GE is convertible into 28,941,460 shares (subject to adjustment) or approximately 13 percent of the Corporation's Common Stock after giving effect to such conversion (based on the number of shares of Common Stock outstanding on January 31, 1997). The Series A Preferred Stock is non-voting except in certain circumstances. See also, the description of the ownership position of GE under the caption "Voting Securities and Record Date."

       To the best of the Corporation's knowledge, no other person owned more than 5 percent of any class of the Corporation's outstanding voting securities at the close of business on March 10, 1997.

SECURITIES OWNED BY DIRECTORS, NOMINEES AND NAMED EXECUTIVE OFFICERS

       The following table shows the number of shares of Common Stock beneficially owned on January 31, 1997 by the directors and nominees, the Chairman and Chief Executive Officer, and the four next most highly compensated executive officers (during 1996) and by all directors and executive officers as a group. The number of shares shown for each director and each of the named executive officers represented less than 1 percent of the shares of Common Stock outstanding. The number of shares shown for all executive officers and directors as a group represented .92 percent of the Common Stock outstanding. Individuals have sole voting and investment power over the Stock unless otherwise indicated in the footnotes.

                    NAME OF INDIVIDUAL OR                  AMOUNT AND NATURE OF
                      IDENTITY OF GROUP                    BENEFICIAL OWNERSHIP
     ---------------------------------------------------   --------------------
     Norman R. Augustine................................           284,679(1)(2)
     Marcus C. Bennett..................................            44,009(2)(3)
     Lynne V. Cheney....................................             1,031(4)(5)(6)
     Vance D. Coffman...................................            51,876(7)(8)(9)
     Houston I. Flournoy................................             1,898(4)(5)(6)
     James F. Gibbons...................................             4,255(5)(6)
     Edward E. Hood, Jr. ...............................             2,296(6)
     Caleb B. Hurtt.....................................             3,132(6)
     Gwendolyn S. King..................................               535(4)(6)
     Frank C. Lanza.....................................             1,168(8)
     Vincent N. Marafino................................           393,726(4)(6)(10)
     Eugene F. Murphy...................................               496(6)
     Allen E. Murray....................................             3,296(6)
     Frank Savage.......................................             2,770(5)(6)
     Bernard L. Schwartz................................           125,121(6)
     Peter B. Teets.....................................            42,387(2)(8)(11)
     Daniel M. Tellep...................................           335,153(4)(6)(12)
     Carlisle A. H. Trost...............................             1,515(5)(6)
     James R. Ukropina..................................             2,174(5)(6)
     Douglas C. Yearley.................................             2,174(5)(6)
                 All executive officers(13) and
                 directors as a group
                 (32 individuals including those named
                 above)                                          1,780,384(2)(7)(8)(13)

(1) Includes 176,600 shares not currently owned but which could be acquired within 60 days following January 31, 1997 by Mr. Augustine through the exercise of stock options.
(2) Where appropriate, the shares shown include an approximation of the number of shares in the participant's account in the Lockheed Martin Corporation Performance Sharing Plan and the Lockheed Martin Corporation Salaried Savings Plan as of January 31, 1997. Executive officers do not have investment power over shares contributed by the Corporation as matching contributions after January 1, 1997 but do have investment power over shares purchased with their own contributions or contributed by the Corporation prior to January 1, 1997.
(3) Includes 16,500 shares not currently owned but which could be acquired within 60 days following January 31, 1997 by Mr. Bennett through the exercise of stock options.
(4) Shared voting and investment power.
(5) Includes shares held in trust under the former Lockheed Directors' Deferred Compensation Plan, pursuant to which $5,000 was paid annually on behalf of each non-employee director to a trust maintained for the purpose of purchasing Lockheed common stock on the open market for the benefit of such non-employee directors. Prior to 1993, directors could also direct a portion of the annual cash payment and meeting fees to the trust for the purchase of common stock. All shares in the trust were exchanged for Common Stock of the Corporation after the Combination. Other cash amounts voluntarily deferred by directors are credited with interest at the current rate of interest specified and published by the Secretary of the Treasury pursuant to Public Law 92-41, 85 Stat. 97. Deferred amounts are distributable after a participant ceases to be a director. In the event a participant's status as a director is involuntarily terminated other than by death, all deferred cash remuneration (plus interest) and all Common Stock in the director's trust account will be distributed within fifteen days of termination. As of December 31, 1996, Mrs. Cheney and Messrs. Flournoy, Gibbons, Savage, Trost, Ukropina, and Yearley have been credited with 246; 247; 2,329; 1,251; 1,219; 247; and 247 shares, respectively, pursuant to the plan. The directors do not have or share voting or investment power for their respective shares held in the trust except in the event of a tender offer.
(6) Includes stock units under the Lockheed Martin Directors' Deferred Stock Plan. As of January 31, 1997, each of Mses. Cheney and King and Messrs. Flournoy, Gibbons, Hood, Hurtt, Murphy, Murray, Savage, Trost, Ukropina, and Yearley have been credited with 296 shares and Messrs. Marafino, Schwartz, and Tellep have been credited with 121 shares. The directors do not have or share voting or investment power for their respective plan shares.

(7) Where appropriate, the shares shown include an approximation of the number of shares in the participant's account in the Lockheed Martin Corporation Salaried Savings Plan. Executive officers do not have investment power over shares credited to their accounts as part of the Corporation's matching contributions but do have investment power of shares purchased with their own contributions.
(8) In April 1996, the Corporation's stockholders approved the Lockheed Martin Corporation Deferred Management Incentive Compensation Plan (the "Plan") which provides certain key management employees of the Corporation and its subsidiaries the opportunity to elect annually to defer receipt until termination of service or beyond of all or a portion of incentive compensation awards under the Lockheed Martin Management Incentive Compensation Plan. The Plan provides that a participant may choose annually between two accounts (the "Interest Investment Option" or the "Stock Investment Option") pursuant to which earnings on deferred amounts will accrue. Under the Stock Investment Option earnings on deferred amounts will accrue at a rate that tracks the performance of the Corporation's Common Stock (including reinvestment of dividends). Where appropriate, the shares shown include an approximation of the number of stock units in the participant's account as of January 23, 1997, the latest date for which such information is available.
(9) Includes 37,500 shares not currently owned but which could be acquired within 60 days following January 31, 1997 by Dr. Coffman through the exercise of stock options.
(10) Includes 306,436 shares not currently owned but which could be acquired within 60 days following January 31, 1997 by Mr. Marafino through the exercise of stock options.
(11) Includes 15,000 shares not currently owned but which could be acquired within 60 days following January 31, 1997 by Mr. Teets through the exercise of stock options.
(12) Includes 295,600 shares not currently owned but which could be acquired within 60 days following January 31, 1997 by Mr. Tellep through the exercise of stock options.
(13) Includes 1,247,102 shares of Common Stock not presently held by members of the group but which could be acquired within 60 days following January 31, 1997 through the exercise of stock options.

COMPENSATION OF EXECUTIVE OFFICERS

       The following tables show annual and long-term compensation awarded, earned or paid for services in all capacities to the Corporation of the Chief Executive Officer and the next four most highly compensated executive officers for the fiscal year ended December 31, 1996. Other than as set forth below, no annual or long-term compensation of any kind was paid to the Chief Executive Officer or other named executive officers by the Corporation for the year ended December 31, 1996. In addition, the information set forth in the tables captioned "Option/SAR Grants in Last Fiscal Year" and "Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values," relate to stock options and stock appreciation rights (SARs) with respect to the Corporation.

                           SUMMARY COMPENSATION TABLE

                                                                              Long Term Compensation
                                                                                      Awards
                                             Annual Compensation              -----------------------
                                   ----------------------------------------   Securities
        Name and                                              Other Annual    Underlying      LTIP        All Other
   Principal Position     Year(1)    Salary        Bonus      Compensation(4) Options/SARs   Payouts    Compensation(6)
------------------------  ------   ----------    ----------   -------------   -----------   ---------   -------------
NORMAN R. AUGUSTINE        1996    $1,137,500    $1,600,000       $43,575       120,000         --           $5,249
Chairman & Chief           1995       983,846     1,300,000        29,815       100,000    2,746,950      5,504,499
Executive Officer          1994       930,000       900,000        35,577       100,000         --            6,260

VANCE D. COFFMAN           1996       695,961       890,000       135,145        45,000      189,617(5)      33,406
President & Chief          1995       459,904       448,200       487,707        30,000      299,162(5)     244,229
Operating Officer          1994       411,250       350,000          --          24,450      158,702(5)      19,763

FRANK C. LANZA             1996       716,950(2)  1,229,673(3)       --          45,000         --       48,922,949
Executive Vice President   1995          --            --            --            --           --             --
                           1994          --            --            --            --           --             --

MARCUS C. BENNETT          1996       525,942       556,700       135,284        33,000         --            5,250
Executive Vice President   1995       464,615       443,500        34,977        30,000      606,150      1,611,529
& Chief Financial          1994       410,000       300,000         9,839        28,000         --           11,334
Officer

PETER B. TEETS             1996       488,750       416,500        15,006        30,000         --            5,250
Vice President, Sector     1995       458,846       425,000        15,560        30,000      662,910      1,534,845
President -- Information   1994       424,231       300,000        11,333        30,000         --            5,250
& Services

(1) The Corporation paid no compensation in 1994 to any of the named executive officers or in 1995 to Mr. Lanza. Amounts included in the table for 1994 with respect to Messrs. Augustine, Bennett and Teets were paid by Martin Marietta and are discussed in more detail in the Martin Marietta Annual Report on Form 10-K for the fiscal year ended December 31, 1994. Amounts included in the table for 1994 with respect to Dr. Coffman were paid by Lockheed and are discussed in more detail in the Lockheed Annual Report on Form 10-K for the fiscal year ended December 25, 1994.
(2) Mr. Lanza became employed by the Corporation in April 1996 when the Corporation acquired Loral. Of the $716,950 earned by Mr. Lanza in 1996, $541,546 was earned by him with respect to his service to the Corporation in 1996. The remaining $175,404 was earned by him in 1996 with respect to his service in 1996 to Loral.
(3) The bonus shown has two components. The first is a bonus of $427,700 earned by Mr. Lanza in 1996 by virtue of his service to the Corporation which began in April of 1996. The second component, representing the balance of the bonus or $801,973, is a pro rata portion (first quarter 1996) of a $3,207,893 bonus earned by Mr. Lanza with respect to his service to Loral during its 1996 fiscal year which ran from April 1, 1995 to March 31, 1996. The remaining $2,405,920 of the $3,207,893 is included within the column "All Other Compensation" for 1996. The prorationing was done so as to relate the figure shown in the bonus column for Mr. Lanza in 1996 to the Corporation's fiscal year.
(4) Amounts reported under the column generally represent amounts reimbursed for the payment of taxes and financial counseling fees. Some executives of the Corporation received certain perquisites from the Corporation. The cost of the perquisites furnished to each executive officer with the exceptions of Dr. Coffman and Mr. Bennett did not exceed the lesser of $50,000 or 10 percent of the total annual salary and bonus of that executive officer as reported in the table above. The amount included for Dr. Coffman includes payments of $74,336 for relocation expenses, consistent with the Corporation's policies and procedures. On occasion, the Corporation determines that it is in its best interest to pay membership fees, dues and other expenses related to employee participation in professional and social organizations. Determinations are made on a case-by-case basis rather than pursuant to a formal program or plan. The amount reported for Mr. Bennett includes a one-time membership fee of $37,575.
(5) Amount reported represents payouts of awards earned under the Long Term Performance Plan of Lockheed and its Subsidiaries. Upon consummation of the combination of Lockheed and Martin Marietta, this plan was terminated as an active plan and no further awards will be made.
(6) Amounts include the Corporation's contribution under the Lockheed Martin Salaried Savings Plan or the Lockheed Martin Salaried Savings Plan II for Messrs. Augustine, Coffman, Bennett, and Teets of $5,249; $5,700; $5,250; and $5,250, respectively, and the Corporation's contribution under the Lockheed Martin Supplemental Savings Plan for Dr. Coffman of $27,706. The amount reported for Mr. Lanza includes $4,952 representing the value to Mr. Lanza of $951,546 related to a split dollar life insurance arrangement. If the arrangement is terminated or Mr. Lanza terminates from the Corporation for any reason other than retirement, death or disability, upon repayment of the Corporation's priority interest in the life insurance arrangement (defined as total required premiums plus $38,837), Mr. Lanza may retain any excess cash value. The amount reported for Mr. Lanza also includes $2,405,920 in bonus compensation (of a total of $3,207,893 paid, see Note 3 above) paid by the Corporation in 1996 with respect to Mr. Lanza's service to Loral for Loral's fiscal year ending March 31, 1996; a $5,733,327 transaction bonus paid at the close of the Loral acquisition; and, $40,778,750 representing the then current value of outstanding stock options awarded by Loral and paid pursuant to change of control provisions in Loral's stock option plans.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

       Shown below is information on grants of stock options exercisable for Common Stock awarded during 1996 pursuant to the Lockheed Martin 1995 Omnibus Performance Award Plan ("Omnibus Plan")(2) to the named executives.

                                                                                            Potential Realizable
                                                                                              Value at Assumed
                                                                                            Annual Rates of Stock
                                                                                           Price Appreciation For
                                  Individual Grants                                            Option Term(3)
--------------------------------------------------------------------------------------    -------------------------
                              Number of       % of Total
                              Securities     Options/SARs
                              Underlying      Granted to     Exercise or
                             Options/SARs     Employees      Base Price     Expiration
           Name                Granted         in 1996        Per Share        Date           5%            10%
--------------------------   ------------    ------------    -----------    ----------    ----------    -----------
NORMAN R. AUGUSTINE             120,000          4.5%          $74.125        1/24/06     $5,594,018    $14,176,399
VANCE D. COFFMAN                 45,000          1.7%           74.125        1/24/06      2,097,757      5,316,127
FRANK C. LANZA                   45,000          1.7%           78.250        4/24/06      2,214,495      5,611,966
MARCUS C. BENNETT                33,000          1.3%           74.125        1/24/06      1,538,355      3,898,493
PETER B. TEETS                   30,000          1.1%           74.125        1/24/06      1,398,504      3,544,085

(1) No SARs were granted in 1996.
(2) Awards are granted at the discretion of the Stock Option Subcommittee, a disinterested subcommittee of the Board of Directors made up of non-employee directors, upon the recommendation of management. The Omnibus Plan requires that awards be evidenced by an award agreement setting forth the number and type of stock-based awards and the terms and conditions applicable to the award as determined by the Stock Option Subcommittee. In 1996, the only type of instrument awarded under the Omnibus Plan was stock options. Under the 1996 award agreements, options vest and become exercisable in two equal installments on the first and second anniversary dates following the grant. Options awarded in 1996 expire 186 days following termination of employment, except in instances following death, disability, divestiture, layoff or retirement. In the event of death, all outstanding options vest immediately and will expire three years following the date of death, but in no event more than ten years after the date of grant. In instances of disability, all outstanding options vest immediately and expire on the normal expiration date, ten years following the date of grant. In cases of layoff the award agreement states that the terms of all outstanding options will be unaffected. In cases of divestiture, outstanding options which are vested as of the effective date of the divestiture will terminate one year from the effective date or the option's normal expiration date, whichever occurs first; options which are not vested as of the effective date of the divestiture will be treated in accordance with the provisions of the award pertaining to termination of employment. In cases of retirement on or after the first vesting date, the award agreement states that the terms of all outstanding options will be unaffected by such retirement. Generally retirement before the first vesting date is treated as a termination. In the event of a change in control, the options would vest to the extent not already vested.
(3) The dollar amounts set forth in these columns are the result of calculations assuming 5% and 10% annual return rates set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Corporation's Common Stock price.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

       Shown below is information relating to the exercise of stock options and stock appreciation rights (SARs) during the last completed fiscal year and the fiscal year-end value of unexercised options of Common Stock and SARs for the named executives.

                                                              Number of Securities              Value of Unexercised
                                                             Underlying Unexercised                 In-the-Money
                                                             Options/SARs at Fiscal            Options/SARs at Fiscal
                            Shares                                  Year-End                          Year-End
                           Acquired          Value        -----------------------------     -----------------------------
         Name             on Exercise     Realized(1)     Exercisable     Unexercisable     Exercisable     Unexercisable
-----------------------   -----------     -----------     -----------     -------------     -----------     -------------
NORMAN R. AUGUSTINE         386,800       $20,324,232       116,600          203,400        $4,711,475       $ 5,248,525
VANCE D. COFFMAN             99,281         5,128,091        15,000           60,000           481,875         1,263,750
FRANK C. LANZA                    0                 0             0           45,000                 0           596,250
MARCUS C. BENNETT            51,600         1,910,588             0           57,400                 0         1,493,525
PETER B. TEETS               25,000           731,250             0           55,000                 0         1,469,375

(1) Includes value realized from the exercise of options and SARs.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overview
       GOAL. The Corporation's goal is to be recognized as the world's premier systems engineering and technology enterprise, meeting the needs of its customers with high-quality products and services. In so doing, the Corporation believes that it can produce superior returns for its stockholders. To achieve this goal, the Corporation must attract and retain the services of dedicated and talented individuals. This requires a compensation program that is competitive with that of other companies, provides incentives to meet and exceed the Corporation's objectives and makes prudent use of the Corporation's resources.

       COMPOSITION OF THE COMPENSATION COMMITTEE. The Board of Directors relies upon an independent Compensation Committee consisting entirely of Board members who are neither officers nor employees of the Corporation to oversee the Corporation's compensation program. Among the duties of the Committee is that of reviewing the Corporation's compensation policies and programs and recommending the form and amount of compensation to be paid to the Corporation's executive officers. The Board ratified the recommendations of the Compensation Committee in 1996.

       ROLE OF THE STOCK OPTION SUBCOMMITTEE. As discussed under the caption "Executive Compensation -- Tax Deductibility," a goal of the Corporation is to minimize the amount of compensation paid by the Corporation that may not be deducted for federal income tax purposes. To allow employee stock options to fit within certain exceptions to limitations on the deductibility of compensation, options are awarded by the Stock Option Subcommittee, organized in compliance with these exceptions. This report is submitted by both the Compensation Committee and the Stock Option Subcommittee and references to the term "Committee" include both.

       PHILOSOPHY. The overall philosophy of the executive compensation program is that each executive officer should receive compensation in a range competitive with that offered executives with similar responsibilities at other companies of comparable size, complexity and quality. Only in this way can the Corporation effectively compete with such companies for the services of these individuals. An executive's compensation package is structured, however, so that the total compensation received by the executive is dependent on the performance of that executive and the performance of the Corporation. The Committee believes that this structure aligns the interests of the Corporation's executives with those of its stockholders and provides executives additional incentives to achieve and sustain superior performance. Further, in setting an executive's total compensation, the Committee must balance the need to offer an attractive compensation package with its obligation to make prudent use of the Corporation's resources.

       COMPENSATION STRUCTURE. The Corporation's executive compensation structure includes three elements. These are base salary and bonus, which constitute an executive's annual compensation, and stock options which constitute long-term compensation. As more fully described below, two of the three elements (bonus and stock options) are at risk as their value is entirely dependent upon performance.

       METHODS. In determining levels of compensation, the Committee relies upon survey data gathered by nationally recognized consulting firms specializing in executive compensation as well as upon other nationally recognized survey sources. Information is gathered both as to companies included within the Peer Issuers Index (included on page 25 of this Proxy) and as to a broader group of 29 publicly held industrial companies of a size, complexity and quality similar to that of the Corporation. None of the companies included in the larger survey is included within the Peer Issuers Index. The process of determining executive compensation is subjective and is entirely within the discretion of the Committee.

Compensation In 1996
       ANNUAL COMPENSATION -- BASE SALARY. In accordance with the Committee's philosophy, the Committee seeks to set base salary levels at the 50th percentile of the surveyed companies with flexibility to pay within a range around the 50th percentile consistent with that executive's responsibilities, level of experience, performance in past years and competence. Throughout this report, comparisons to the 50th percentile refer to a figure that has been weighted to reflect the size of the companies as measured by a regression analysis of sales and refers to the larger, general industry survey.

       Mr. Augustine was elected Chief Executive Officer of Lockheed Martin effective January 1, 1996. He received two base salary increases during 1996, a 10 percent increase at the time he was elected CEO and a second base salary increase of 13.6 percent at the normal merit review for a compounded increase in base salary of 25 percent during 1996. His resulting base salary represents the 50th percentile when compared to other CEO's from the general industry survey. The Committee's action increasing Mr. Augustine's base salary reflects the continued leadership exhibited by Mr. Augustine in successfully guiding the Corporation in this turbulent period for the defense industry. Mr. Augustine's performance and that of the Corporation are discussed further under the caption "Relationship of Awards to Corporate Performance". With respect to each named executive, except Mr. Lanza, a portion of that executive's increase in base salary is also attributable to the continued orderly transition between that executive's previous salary level at the Corporation's predecessors, Lockheed or Martin Marietta, and the level to be paid by the Corporation.

       Mr. Lanza held the position of President and Chief Operating Officer of Loral which during 1996 was acquired by Lockheed Martin. Mr. Lanza was elected Executive Vice President of Lockheed Martin and awarded a 7.8 percent increase in base salary at the time of the acquisition. Mr. Lanza's 1996 compensation is reflective of his prior role as Loral's President and Chief Operating Officer and his responsibilities for the transition of the Loral companies to Lockheed Martin. In 1996, the base salary levels for the named executives, excluding Mr. Augustine and Mr. Lanza, were approximately 8 percent above the 50th percentile.

       ANNUAL COMPENSATION -- BONUS. The Corporation maintains a bonus plan known as the Lockheed Martin Management Incentive Compensation Plan ("MICP"). The primary purpose of the MICP is to provide executives an opportunity to earn additional compensation based on performance. The MICP provides an opportunity for annual cash bonuses based upon an evaluation of the performance of the Corporation or a specified operating subsidiary or group against certain pre-established goals. This requires an appraisal of each executive's contribution to this performance. These reviews are subjective and within the discretion of the Committee. All of the executive officers of the Corporation participate in the plan. Each participant in the MICP is assigned a targeted percentage of base salary. That amount is then adjusted by consideration of individual and business unit performance or overall corporate performance in the case of corporate staff. Adjustments for performance are based upon consideration of the achievement of targeted goals which include standard measures of financial performance such as orders, sales, earnings, earnings per share, return on equity, cash generation, backlog as well as technical achievement, product performance and quality, customer satisfaction and adherence to ethical standards. These goals are established at the beginning of each plan year and are based in part upon the Corporation's Long Range Plan.

       Adjustments for the individual performance of the Chief Executive Officer are determined by the Committee. Adjustments for business unit and corporate performance are determined by the Corporation's executive office, subject to the review and approval of the Committee. Under the MICP, if the maximum adjustments for individual and business unit performance were made, the maximum amount that the Chief Executive Officer could receive would be approximately 136 percent of base salary. The exact amount of MICP awards may be further affected by the amount of funds allocated for awards. If the amount allocated by the Board of Directors is less than the aggregate of all proposed payments, payments will be reduced on a pro rata basis.

       The Committee retains complete discretion in performing these reviews and in determining the amount of actual awards, if any. Consequently, no particular analytical weighting of criteria is required or performed. Following review of the achievements of the Corporation and its operating units as compared to target goals established at the beginning of the plan year, a comparative review of the individual contributions of each participant towards achieving these goals is conducted. The Committee also considers qualitative measures of performance such as adherence to and implementation of the Corporation's policy on ethics and standards of conduct, customer satisfaction and product quality. In performing these evaluations, except as to any award to be made to the Chief Executive Officer, the Committee also considers the recommendations of the Chief Executive Officer.

       For purposes of determining awards under the MICP for Mr. Augustine and the other four named executive officers, the Committee measured the Corporation's and operating subsidiaries' performance against the various financial, business development and operations goals discussed above. In addition, the Committee considered other significant accomplishments such as the completion of the acquisition of Loral and the continued successful execution of the Corporation's consolidation plans including the integration of the Loral businesses with those of the Corporation. Awards were made in January 1997 with respect to the year ended December 31, 1996. Mr. Augustine's annual bonus of $1,600,000 represented approximately 128 percent of his base salary or approximately 56 percent of his total cash compensation. The reference to total compensation here and elsewhere in this report refer to annual base salary, as of year end 1996, and the bonus paid for 1996 performance. Compared to the survey group, Mr. Augustine's bonus was approximately 6 percent above the 50th percentile, while his total cash compensation was approximately 3 percent above the 50th percentile. With respect to the remaining four named executive officers as a group, on average, annual bonuses represented approximately 93 percent of base salary or 48 percent of total cash compensation and were approximately 30 percent above the average annual bonus of the comparison group. This comparison reflects annualized award values and considers only bonus awards paid under Lockheed Martin's Management Incentive Compensation Plan. These levels are consistent with the Committee's philosophy on executive compensation and reflect the superior performance of the Corporation.

     LONG-TERM COMPENSATION -- OMNIBUS PERFORMANCE AWARD PLAN. The Lockheed Martin Corporation Omnibus Performance Award Plan ("Omnibus Plan") was approved in 1995 by the stockholders of each of Lockheed and Martin Marietta, the companies that combined to form the Corporation. The Omnibus Plan provides for the granting of performance-related awards in various forms including stock options, stock appreciation rights, restricted stock and other share-based awards or cash-based incentive awards such as performance units. Since its adoption, the only type of award made under the Omnibus Plan has been stock options. Stock options awarded under the Omnibus Plan directly link the compensation provided to executive officers and a group of approximately 1,630 key personnel with gains realized by the stockholders. The purpose of the option program is to provide additional incentives to employees to strive to maximize stockholder value. The vesting periods associated with stock options encourage continued employment with the Corporation while also serving to confer upon recipients an ownership interest in the Corporation. The Committee believes that stock ownership by executives is extremely important and discusses the Corporation's stock ownership guidelines under the caption "Stock Ownership Guidelines". All options awarded have an exercise price equal to the closing market price of the Corporation's Common Stock on the date of grant, and, therefore, have no value to the recipient unless the price of the Corporation's Common Stock increases.

     The number of options granted to an individual is based upon survey data relating to the same corporations surveyed in conjunction with setting base salaries and bonuses. Since long-term awards vest over time, the Corporation grants new awards to provide continuing incentives for future performance without regard to the number of options currently held by the recipient. As previously noted, grants of options under the Omnibus Plan are made by the Stock Option Subcommittee. The determination of the number of options awarded is within the complete discretion of the Subcommittee. In exercising its discretion, the Subcommittee generally follows the same procedures as are followed in determining the amount of incentive compensation awards.

     Consistent with the Corporation's compensation philosophy, the Subcommittee strives to provide option awards, as a multiple of base salary, near the average of awards made by firms in the Corporation's 29-firm comparison group. Mr. Augustine received a grant of 120,000 options, the value of which was approximately 32 percent below the 50th percentile. The remaining named executives received on average awards that were approximately 21 percent below the 50th percentile level of awards granted by the companies comprising the comparison group.

     SUMMARY. Mr. Augustine's total compensation for 1996, consisting of base salary, cash bonus and long term compensation was approximately 17 percent below the 50th percentile. The total compensation of the remaining named executives for 1996 fell approximately 1 percent above the 50th percentile.

Relationship Of Awards To Corporate Performance
     The Corporation had an outstanding year in 1996 and compensation awarded to the Corporation's executive officers (including the named executives and the Chief Executive Officer) reflects this. As can be seen from the Peer Issuers Index (included on page 25 of this Proxy), the Corporation from March 1995 through year-end 1996 has outperformed both its peer issuers and the Standard & Poor's 500. 1996 was also a successful year by other measures. For example, the Corporation made concrete its stated goal of delivering high quality products and services to its customers by achieving a 93 percent success rate on 307 measurable events, garnering average award fees of over 91 percent. The Corporation exceeded both the earnings and cash generation estimates contained in the Corporation's Long Range Plan. At the same time, the Corporation laid a strong foundation for the future achieving an enviable win rate on programs and winning a number of major competitions including the Joint Strike Fighter, Joint Air-to-Surface Standoff Missile, Space Based Infrared System, VentureStar(TM) and Evolved Expendable Launch Vehicle. The Corporation's consolidation efforts also continued to proceed smoothly and on schedule. They are estimated, when fully implemented, to yield continuing annual savings of $2.6 billion and to further strengthen the Corporation's competitive position. The Corporation also successfully completed the acquisition of Loral and major portfolio shaping actions including the tax-free split off of its Martin Marietta Materials business and the sale (completed in January 1997) to General Dynamics of its Armament Systems and Defense Systems businesses.

     The Committee believes that these and other achievements of the Corporation reflect the hard work and dedication of each of the Corporation's employees and the leadership of the Corporation's executive officers including the named executives and Chief Executive Officer. In setting the compensation awarded to these individuals, the Committee specifically considered the tangible results of this leadership which have been instrumental in enhancing stockholder value.

Stock Ownership Guidelines
     The Board of Directors believes that a close alignment of the interests of the Corporation's executives and its stockholders is imperative. Reflecting this belief, in 1995, the Board adopted stock ownership guidelines that apply to employees of the Corporation who participate in the Lockheed Martin Corporation Management Incentive Compensation Plan and who earn a base salary in excess of $100,000 per year. Under the guidelines, the Chief Executive Officer is expected to have an ownership interest in the Corporation's Common Stock of at least five times his or her salary. Executive Vice Presidents, Sector Presidents and Senior Vice Presidents, a grouping which includes all of the named executives, are expected to have ownership interests of three times base salary. Other employees subject to the guidelines are expected to have ownership interests of two times base salary.

Although there is no specific time period in which an employee subject to the guidelines must meet these targets, continuous progress is expected and employees must certify annually that they are making such progress. Ownership represented by unexercised stock options is not considered for the purpose of meeting the guidelines. The Corporation has recommended that employees who have not reached their targets use specified percentages of any bonus they receive to do so.

Executive Compensation -- Tax Deductibility
     For income tax purposes, publicly held corporations are not permitted to deduct compensation paid to any named executive in excess of $1 million. As discussed under the caption "Role of Stock Option Subcommittee", the Stock Option Subcommittee has been organized to award stock options in order to reduce the amount of compensation subject to the limitation. The Committee believes that the decrease in tax liability that would result from further action to reduce exposure to the $1 million limitation is of insufficient magnitude to warrant alteration to the present compensation system which is achieving the compensation objectives of the Committee discussed above and which retains the flexibility of the Committee to exercise subjective judgment in assessing an executive's performance. The Committee has concluded that approximately $5.7 million of the compensation awarded in 1996 is not deductible on account of the $1 million limitation. Of this amount, approximately $5 million is attributable to a one-time transaction bonus paid to Mr. Lanza.

     Submitted by the Compensation Committee and Stock Option Subcommittee,

/s/ Allen E. Murray
----------------------------------------------------
Allen E. Murray
Chairman -- Compensation Committee
Chairman -- Stock Option
Subcommittee

/s/ James F. Gibbons
----------------------------------------------------
James F. Gibbons
Compensation Committee
Stock Option Subcommittee

/s/ Edward E. Hood, Jr.
----------------------------------------------------
Edward E. Hood, Jr.
Compensation Committee
Stock Option Subcommittee

/s/ Eugene F. Murphy
----------------------------------------------------
Eugene F. Murphy
Compensation Committee

/s/ Bernard L. Schwartz
----------------------------------------------------
Bernard L. Schwartz
Compensation Committee

/s/ Carlisle A. H. Trost
----------------------------------------------------
Carlisle A. H. Trost
Compensation Committee
Stock Option Subcommittee

/s/ Douglas C. Yearley
----------------------------------------------------
Douglas C. Yearley
Compensation Committee
Stock Option Subcommittee

EXECUTIVE BENEFITS

     The Lockheed Martin Corporation Post-Retirement Death Benefit Plan for Elected Officers provides a death benefit for retired elected officers of the Corporation at a level of 1.5 times the officer's base salary at the time of retirement. The amount payable under the plan is reduced to the extent an officer has not waived his or her benefits (if any) under the Martin Marietta Post-Retirement Death Benefit Plan or the Lockheed Post Retirement Death Benefit Plan. Officers of the Corporation are also provided personal liability insurance coverage while employed as an officer of $5,000,000 and accidental death and dismemberment coverage while employed as an officer of $1,000,000.

     Certain former officers of Lockheed are eligible for awards under the Long Term Performance Plan of Lockheed and its Subsidiaries. This plan is similar to a predecessor plan sponsored by Lockheed which was terminated effective March 15, 1995. Awards are based on financial performance over 3-year performance cycles, beginning in 1993 and 1994. Performance measurements for each cycle are based on absolute percentage gain in total stockholder value as compared to an absolute target and investment value relative to a peer group investment value. In April 1996, all participants received prorated awards under the plan for the 1993 cycle. Payments made under this plan for the 1993 and 1994 cycles will be reduced by any payment made to a participant under corresponding cycles of the predecessor plan. Payments are made in cash unless the participant elects to defer the payment.

     Key management employees may defer receipt of all or a portion of an incentive compensation award under the Lockheed Martin Corporation Deferred Management Incentive Compensation Plan. The amount with accrued earnings generally will be paid in a lump sum or in up to fifteen annual installments as elected by the employee at the time the employee makes a deferral election. A participant may elect to receive earnings on amounts deferred by reference to either (i) the published rate for computing the present value of future benefits under Cost Accounting Standard No. 415; or (ii) the performance of the Corporation's Common Stock (including reinvestment of dividends). All amounts accumulated under the plan must be paid in a lump sum within fifteen days following a change of control.

     Prior to March 15, 1995, Lockheed had entered into severance agreements (the "Termination Benefits Agreements") with officers of that corporation. Those agreements generally provide for the payment of certain benefits described below if, within three years after the occurrence of certain events with respect to Lockheed, the covered officer either (a) is terminated by Lockheed (other than on account of death, disability or retirement of the officer or for "cause" defined in the Termination Benefits Agreements, or (b) terminates his or her employment with Lockheed for "good reason" (as defined in the Termination Benefits Agreements).

     The Termination Benefits Agreements provide for a lump sum cash payment equal to the sum of the following amounts: two times the officer's base annual salary at the time of the triggering event or termination, two times an amount determined by multiplying the officer's base salary by the average percentage of awards under the Lockheed Management Incentive Compensation Plan to base salary paid during the last two years, and the cash value of the officer's contingent award established under the Lockheed Long Term Performance Plan for each incomplete performance cycle as of the date of termination, calculated on the basis that all performance goals were fully attained and such performance cycles were completed in their entirety. The Termination Benefits Agreements also provide for a payment equal to the value of certain health and dental insurance plans and other fringe benefits as in effect prior to the change in control for a two-year period following termination. Additional benefits provided by the Termination Benefits Agreements include the vesting of all retirement benefits and the addition of two years of credited service under Lockheed's salaried retirement plans and the entitlement to two additional years of matching contributions under Lockheed's savings plans. Benefits under the Termination Benefits Agreement may be subject to an excise tax payable by the officer, and may not be deductible by the Corporation, to the extent they exceed certain statutory limitations.

     Prior to March 15, 1995, Martin Marietta had entered into employment agreements with certain of its officers ("Executive Agreements"). Under the Executive Agreements, following certain events, the officer may, for "good cause" (as that term is defined in the Executive Agreements) and within two years of that event and within six months after the date on which circumstances constituting good cause exist, give notice that he or she elects to terminate employment under the agreement. Upon receipt of such notice, or upon involuntary termination by Martin Marietta, the Executive Agreements require Martin Marietta to pay the officer an amount equal to three times his or her average annual taxable compensation for the preceding five years, less one dollar, as well as any other compensation or benefits due and any amount necessary to compensate the officer for any excise tax imposed with respect to payments made under the Executive Agreement or any other agreement between the officer and Martin Marietta.

     The March 15, 1995 transaction between Lockheed and Martin Marietta constituted events under both the Termination Benefits Agreements and the Executive Agreements which would entitle the officers to the payment of benefits under the applicable agreement if there is a termination of employment and the termination satisfies the requirements of the applicable agreement within the time frame contained in the agreement. Dr. Coffman has a Termination Benefits Agreement. Messrs. Augustine, Bennett and Teets have Executive Agreements. Mr. Augustine has voluntarily waived his rights under his Executive Agreement as it relates to the combination of Lockheed and Martin Marietta.

     The Corporation has adopted the Termination Benefits Agreements and the Executive Agreements and has assumed the rights and obligations of Lockheed and Martin Marietta thereunder.

     The Corporation has entered into an employment agreement with Mr. Lanza. Under the agreement, during the three-year term of employment beginning on May 1, 1996, Mr. Lanza may, for good cause, give notice that he elects to terminate employment under the agreement. Upon receipt of such notice, or upon termination by the Corporation for other than substantial and serious cause, the agreement requires Lockheed Martin to pay Mr. Lanza a lump sum payment equal to the base salary and annual bonus that would have been paid during the remaining portion of the three-year term of the agreement had he continued to be employed through the full term. As of the date of the printing of this Proxy Statement, the Corporation is negotiating with Mr. Lanza as to the effect of the proposed Newco transaction under Mr. Lanza's employment agreement if that transaction closes.

DEFINED CONTRIBUTION PLANS

     The Corporation sponsors a number of different defined contribution plans which cover virtually all employees of the Corporation. The Lockheed Martin Salaried Employees Savings Plan Plus ("Lockheed Savings Plan") covers most salaried employees of the businesses of the former Lockheed and subsidiaries. The Lockheed Martin Performance Sharing Plan ("Martin Savings Plan") covers most salaried employees of the businesses of the former Martin Marietta and subsidiaries. Effective January 1, 1997, the Lockheed Savings Plan and the Martin Savings Plan were consolidated into the Lockheed Martin Salaried Savings Program ("Salaried Savings Program").

Lockheed Savings Plan
     For the year ended December 31, 1996, participants in the Lockheed Savings Plan could save 2 percent to 12 percent of their base compensation on an after-tax or pretax basis (the "Participant's Contribution"). The Corporation matched 60 percent of up to the first 8 percent of compensation contributed on behalf of the employee.

     Participants in the Lockheed Savings Plan could direct the investment of the participant's Contribution among four different investment options, of which the Corporation's Common Stock was one option. One hundred percent of the Corporation's matching contribution is invested in the Corporation Common Stock Fund, which is in part funded by an employee stock ownership feature of the plan.

     Participants' accounts may be distributed upon termination of employment, except that with regard to terminations prior to January 1, 1997, all or portions of the Corporation's matching contribution were forfeited if the participant terminated employment before having earned five years of service with the Corporation, unless the termination was due to retirement, disability, death, commencement of military service or layoff.

     Because of the limitations on annual contributions to the Lockheed Savings Plan contained in the Internal Revenue Code, certain employees are not allowed to elect to contribute the maximum 12 percent of compensation otherwise permitted by the Lockheed Savings Plan. A supplemental savings plan ("Supplemental Plan") has been established for Lockheed Savings Plan participants affected by these limits. Additional matching contributions that become payable under a Termination Benefits Agreement are also payable through this plan. The supplemental plan provides for payment in a lump sum or up to twenty annual installments upon termination of employment, subject to restrictions similar to those contained in the Lockheed Savings Plan, of amounts deferred by the employee in excess of the Internal Revenue Code's deferral limit, the corresponding matching contribution (if applicable) and the income on both. All amounts accumulated and unpaid under this supplemental plan must be paid in a lump sum within fifteen calendar days following a change in control, as defined in the plan document.

Martin Savings Plan
     The Martin Savings Plan permits eligible employees to make regular savings contributions on a pretax or after-tax basis. For the year ended December 31, 1996, participants could contribute up to 17 percent of their current base salary subject to the limitations imposed by the Internal Revenue

Code. In addition, the Corporation made a matching contribution to the participant's account equal to 50 percent of up to the first 7 percent of compensation contributed by the participant.

     All contributions to the Martin Savings Plan are 100 percent vested. Full distributions under the Martin Savings Plan are generally made upon the termination, layoff, retirement, disability or death of the participant.

     Participants in the Martin Savings Plan could direct the investment of employee as well as matching contributions among ten different investment options. One of the available options was the Common Stock of the Corporation. During 1996, executive officers of the Corporation participating in the Martin Savings Plan could not direct the investment of their account balances into the Corporation Common Stock Fund.

Salaried Savings Program
     Under the Salaried Savings Program, the Martin Savings Plan and Lockheed Savings Plan were consolidated effective January 1, 1997. Participants in the Salaried Savings Program may contribute up to 17 percent of their base pay through pretax or after-tax contributions (maximum of 16 percent on a pretax basis). Participants in the program can direct the investment of their contributions in ten different investment options, including the Common Stock of the Corporation.

     The Corporation matches 50 percent of the first 8 percent of base pay contributed to the Salaried Savings Program. Matching contributions are made in Common Stock of the Corporation through an employee stock ownership feature. Matching contributions are 100 percent vested.

     The Supplemental Plan was also amended in January, 1997 to permit participation by employees formerly covered by the Martin Savings Plan.

PENSION PLANS

     The Corporation sponsors a number of pension plans for employees. Officers who were employed previously by Lockheed participate in the Lockheed Retirement Plan for Certain Salaried Employees ("Lockheed Retirement Plan"). Officers who were employed previously by Martin Marietta participate in the Martin Marietta Retirement Income Plan for Salaried Employees ("Martin Pension Plan"). Mr. Lanza participated in the Lockheed Martin Tactical Systems, Inc. Pension Plan ("Tactical Systems Pension Plan") in 1996, and became a participant in the Martin Pension Plan on January 13, 1997. All of these plans are non-contributory.

Lockheed Retirement Plan
     The calculation of retirement benefits under the Lockheed Retirement Plan is determined by a formula which takes into account the participant's years of credited service and average compensation for the highest five consecutive years of the last ten years of employment with the Corporation preceding retirement. Average pay includes an employee's normal rate of pay (without overtime) and bonuses awarded under the Management Incentive Compensation Plan, amounts awarded under the Lockheed Performance Incentive Plan and lump sum payments in lieu of a salary increase. Normal retirement age under the Lockheed Retirement Plan is 65; however, benefits are payable as early as age 55 at a reduced amount or without reduction if the employee's age and years of credited service equal or exceed 85.

     The Lockheed Retirement Plan provides that, in the event of a change in control of Lockheed (as defined in the plan document), (i) the Lockheed Retirement Plan may not be terminated and the benefits payable thereunder may not be adversely modified for a period of two years following such change in control; (ii) the Lockheed Retirement Plan may not be merged or consolidated with an underfunded plan during the five-year period following such change in control; and (iii) if the Lockheed Retirement Plan is terminated within the five-year period following such change in control, any surplus assets remaining after satisfaction of all plan liabilities, taxes and other rightful claims of the U.S. government shall be transferred to a trust and applied solely to the payment of certain employee benefits otherwise payable to employees and retirees (e.g., retiree medical benefits), the trust shall remain in existence at least until the expiration of that five-year term. In addition, during the five-year period following a change in control, the Lockheed Retirement Plan may not invest in securities issued by Lockheed or any affiliate of Lockheed, any entity in which 10 percent or more of the equity interests are held in the aggregate by officers, directors or affiliates of Lockheed, or by 5 percent stockholders of Lockheed. The combination constituted a change in control under the Lockheed Retirement Plan.

     Supplemental retirement plans for the Lockheed Retirement Plan participants who are subject to Internal Revenue Code limits on qualified plan benefits have been authorized. The additional benefit payable under each of these supplemental plans is calculated and payable in the same manner as the employee's benefit under the Lockheed Retirement Plan, except that each supplemental retirement plan provides that participants may elect a lump sum payment in lieu of annuity payments and that any participant receiving annuity payment benefits under such plans at the time of a change in control of Lockheed, as defined, will receive, in lieu of the continuation of such annuity payments, the actuarial equivalent of such benefits in a lump sum payable within thirty calendar days following the change in control.

Martin Pension Plan
     The calculation of retirement benefits under the Martin Pension Plan is generally based upon the Participant's average compensation for the highest three years of the ten years preceding retirement and the participant's number of years of credited service. Compensation covered by the Martin Pension Plan generally includes, but is not limited to, base salary, bonuses under the Management Incentive Compensation Plan, lump sum payments in lieu of a salary increase and overtime. The normal retirement age under the Plan is 65; however, unreduced early retirement benefits are available at age 60. Reduced benefits are available as early as age 55. Participants who retire early are also eligible for supplements payable until age 62 based on years of credited service.

     When the Martin Pension Plan was amended to comply with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a modified version of the existing benefit accrual formula was preserved for certain employees who were participants in the Plan prior to October 1, 1975 ("Pre-ERISA Formula"). Employees who became participants after that date accrue benefits under a different formula ("Post-ERISA Formula"). In January 1991, the Martin Pension Plan was amended to provide that future accruals for all highly compensated employees would be based on the Post-ERISA Formula. If as a result of the amendment, an employee receives less from the Martin Pension Plan than would have been otherwise received under the Pre-ERISA Formula, the Corporation intends to make up the difference out of general corporate assets.

     The Corporation also maintains supplemental retirement plans which provide for the payment of benefits in excess of Internal Revenue Code limits on qualified plan benefits and payment of amounts equalizing the differences in the accrual method for those certain employees who were not participants in the Martin Pension Plan prior to October 1, 1975.

Tactical Systems Pension Plan
     The Tactical Systems Pension Plan provides an annual benefit for each year of membership for the first fourteen years of Loral service, of 1.2 percent of annual compensation up to the Social Security wage base and 1.45 percent of annual compensation in excess of that base, and for each year in excess of fourteen years of service, 1.5 percent of annual compensation up to the Social Security wage base and 1.75 percent of annual compensation in excess of that base, all subject to certain vesting and other requirements. The plan also provides a minimum benefit to employees who began participation prior to 1978 and work until their normal retirement date; that minimum benefit is .75 percent of compensation paid in the year preceding retirement multiplied by years of service not exceeding twenty years. Compensation covered by the Tactical Systems Pension Plan is the total in cash remuneration actually paid and generally includes, but is not limited to, base salary, management incentive compensation awards, bonuses and overtime.

     From time to time the benefit formula under the Tactical Systems Pension Plan is "updated" to reflect participants' current compensation. The plan was last updated effective January 1, 1996 to provide a benefit equal to the greater of the benefit accrued through that date or a benefit determined by assuming the participant's annual compensation for each year of service through December 31, 1995 was equal to the average annual compensation paid for the five years ending December 31, 1995.

     A supplemental plan also exists which generally makes up for certain reductions in pension benefits caused by Internal Revenue Code limitations. Remunerations covered by the plans primarily include salary and bonus.

       Set forth below is a pension table which shows the estimated annual benefits payable upon retirement for specified earnings and years of service under the Lockheed Pension Plan.

             MAXIMUM ANNUAL BENEFIT PAYABLE UPON NORMAL RETIREMENT
                           LOCKHEED PENSION PLAN (A)

   Five Year
    Average      15 years of     20 Years of     25 Years of     30 Years of     40 Years of
  Compensation     Service         Service         Service         Service         Service
==============================================================================================
    $500,000     $111,906        $149,208        $186,510        $223,812        $298,611
    $600,000     $134,406        $179,208        $224,010        $268,812        $358,606
    $700,000     $156,902        $209,203        $261,504        $313,805        $418,601
    $800,000     $179,041        $239,201        $299,001        $358,801        $478,597
    $900,000     $201,899        $269,198        $336,498        $403,798        $538,592
   $1,000,000    $224,397        $299,196        $373,995        $448,794        $598,587
   $1,200,000    $269,393        $359,191        $448,989        $538,787        $718,582
   $1,400,000    $314,392        $419,189        $523,986        $628,783        $838,573
   $1,600,000    $359,388        $479,184        $598,980        $718,776        $958,563
   $1,800,000    $404,384        $539,179        $673,974        $808,769       $1,078,553
   $2,000,000    $449,381        $599,174        $748,968        $898,762       $1,198,544
   $2,200,000    $494,377        $659,170        $823,962        $988,754       $1,318,534
   $2,400,000    $539,374        $719,165        $898,956       $1,078,747      $1,438,525
   $2,600,000    $584,370        $779,160        $973,950       $1,168,740      $1,558,515
   $2,800,000    $629,366        $839,155       $1,048,944      $1,258,733      $1,678,505
   $3,000,000    $674,363        $899,150       $1,123,938      $1,348,726      $1,798,496
   $3,200,000    $719,359        $959,146       $1,198,932      $1,438,718      $1,918,486
   $3,400,000    $764,356       $1,019,141      $1,273,926      $1,528,711      $2,038,477
   $3,600,000    $809,354       $1,079,138      $1,348,923      $1,618,708      $2,158,471

(A) The benefits payable under the Lockheed Retirement Plan may be limited by sections 401(a)(17) and 415(d) of the Internal Revenue Code. For 1996, the maximum earnings amount which may be considered to compute a benefit in accordance with Section 401(a)(17) of the Code is $150,000. The maximum annual amount payable under the Plan as of December 31, 1996, in accordance with Section 415(b) of the Code is $120,000.

       The amounts listed on the tables for the Martin Pension Plan and the Lockheed Retirement Plan are not subject to any deduction for Social Security benefits or other offsets and are computed as single life annuities.

       As of December 31, 1996, the estimated annual benefits payable upon retirement at age 65 for the individuals named in the compensation table, based on continued employment at current compensation, are as follows: Mr. Augustine $1,364,658; Dr. Coffman $1,006,558; Mr. Lanza $925,415; Mr. Bennett $723,269 and
Mr. Teets $618,275. These amounts (as do the amounts shown on the tables) include benefits payable under the supplemental plans. The years of credited service as of December 31, 1996, for Messrs. Augustine, Coffman, Lanza, Bennett, and Teets were 20 years, 29 years, 24 years, 38 years and 34 years, respectively.

       The compensation covered by the plans generally includes all items of annual compensation listed in the compensation table. However, the compensation used to calculate Mr. Lanza's benefit payable upon retirement at age 65 was $1,147,700. This differs from his annual compensation indicated on the compensation table because it represents his compensation as of November 22, 1996, his normal retirement date, and does not include deferred compensation included in the "Salary" column of the table. Mr. Lanza's estimated annual benefit as of January 1, 1997 is $1,449,826, which is based on 1996 compensation of $9,865,511. This compensation amount differs from the 1996 annual compensation amount reflected on the compensation table because it includes bonus amounts paid in 1996 that are reflected in the "All Other Compensation" column of the table and does not include deferred compensation that is included in the "Salary" column of the table.

       Set forth below is a pension plan table which shows the estimated annual benefits payable upon retirement for specified earnings and years of service under the Martin Pension Plan.

             MAXIMUM ANNUAL BENEFIT PAYABLE UPON NORMAL RETIREMENT
                            MARTIN PENSION PLAN (A)

  Five Average   15 years of     20 Years of     25 Years of     30 Years of     40 Years of
    Earnings     Service (B)     Service (B)     Service (C)     Service (C)     Service (C)
==============================================================================================
    $500,000     $113,120        $150,827        $244,770        $271,967        $299,580
    $600,000     $135,620        $180,827        $294,270        $326,967        $360,080
    $700,000     $158,120        $210,827        $343,770        $381,967        $420,580
    $800,000     $180,620        $240,827        $393,270        $436,967        $481,080
    $900,000     $203,120        $270,827        $442,770        $491,967        $541,580
   $1,000,000    $225,620        $300,827        $492,270        $546,967        $602,080
   $1,200,000    $270,620        $360,827        $591,270        $656,967        $723,080
   $1,400,000    $315,620        $420,827        $690,270        $766,967        $844,080
   $1,600,000    $360,620        $480,827        $789,270        $876,967        $965,080
   $1,800,000    $405,620        $540,827        $888,270        $986,967       $1,086,080
   $2,000,000    $450,620        $600,827        $987,270       $1,096,967      $1,207,080
   $2,200,000    $495,620        $660,827       $1,086,270      $1,206,967      $1,328,080
   $2,400,000    $540,620        $720,827       $1,185,270      $1,316,967      $1,449,080
   $2,600,000    $585,620        $780,827       $1,284,270      $1,426,967      $1,570,080
   $2,800,000    $630,620        $840,827       $1,383,270      $1,536,967      $1,691,080
   $3,000,000    $675,620        $900,827       $1,482,270      $1,646,967      $1,812,080
   $3,200,000    $720,620        $960,827       $1,581,270      $1,756,967      $1,933,080
   $3,400,000    $765,620       $1,020,827      $1,680,270      $1,866,967      $2,054,080
   $3,600,000    $810,620       $1,080,827      $1,779,270      $1,976,967      $2,175,080

(A) The benefits payable under the Martin Pension Plan may be limited by sections 401(a)(17) and 415(d) of the Internal Revenue Code. For 1996, the maximum earnings amount which may be considered to compute a benefit in accordance with Section 401(a)(17) of the Code is $150,000. The maximum annual amount payable under the Plan as of December 31, 1996, in accordance with Section 415(b) of the Code is $120,000.
(B) Calculated under the Post-ERISA formula.
(C) Calculated under the Pre-ERISA formula.

STOCK PRICE PERFORMANCE GRAPH

             COMPARISON OF CUMULATIVE TOTAL RETURN THROUGH 1996(1)
              LOCKHEED MARTIN, S&P 500 AND PEER ISSUERS INDEX(2,3)

Measurement Period
(Fiscal Year                           Apr   May   Jun   Jul   Aug   Sep   Oct   Nov   Dec
Covered)             3/16/95 3/31/95    95    95    95    95    95    95    95    95    95
LOCKHEED MARTIN          100     102   112   116   123   123   119   132   133   144   156
S&P 500                  100     101   104   108   111   114   115   120   119   124   127
PEER ISSUERS INDEX       100     102   108   115   119   124   123   131   132   141   148

Measurement Period
(Fiscal Year         Jan   Feb   Mar   Apr   May   Jun   Jul   Aug   Sep   Oct   Nov   Dec
Covered)              96    96    96    96    96    96    96    96    96    96    96    96
LOCKHEED MARTIN      148   151   150   160   167   167   165   168   180   179   182   184
S&P 500              131   132   134   136   139   140   133   136   144   148   159   156
PEER ISSUERS INDEX   147   148   150   155   161   159   155   163   174   171   174   180

(1) Assumes that the investment in Lockheed Martin Common Stock ("LMT") and each index was $100 on March 16, 1995 (the first day of trading in LMT) with reinvestment of dividends.
(2) The Peer Issuers Index is a market weighted index comprised of: General Dynamics Corporation, Litton Industries, Inc., Lockheed Martin, McDonnell Douglas Corporation, Northrop Grumman Corporation and Raytheon Corporation.
(3) The Peer Issuers Index in Lockheed Martin's 1996 Proxy Statement included Loral Corporation in addition to the corporations contained in this 1997 Index (see Note 2). The Index has been restated to omit Loral Corporation since Lockheed Martin acquired all of the common stock of Loral Corporation effective April 23, 1996, thus trading data as to Loral Corporation common stock is no longer available.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

       Section 16(a) of the Securities Exchange Act of 1934 requires that the Corporation's officers and directors and persons who own more than 10 percent of a registered class of the Corporation's equity securities file reports of ownership and changes in ownership with the Securities and Exchange Commission, the New York Stock Exchange and the Corporation. Based solely on its review of copies of the forms received by it, or written representations from reporting persons that they were not required to file a Form 5, the Corporation believes that, with respect to transactions required to have been reported in 1996 or in 1997 on a Form 5 for the year ended December 31, 1996, all filing requirements were complied with on a timely basis, except for the following: Form 5s for Messrs. Blackwell, Brashears, Coffman, Flournoy, Gibbons, Hancock, Henshaw, Hood, Hurtt, Kreick, Marafino, McLellan, Murphy, Murray, Rulon, Savage, Schwartz, Skowronski, Tellep, Trost, Ukropina and Yearley and Mses. Cheney and King that were due on Friday, February 14, 1997 arrived via hand delivery at the Securities Exchange Commission approximately four minutes after the filing desk had closed on that day and delivery was refused. Immediately thereafter, the forms were sent by express courier and were received by the Securities Exchange Commission on the next business day. The form 5s reported the following number of transactions: Blackwell (2), Brashears (1), Coffman (1), Flournoy (1), Gibbons (1), Hancock (1), Henshaw (1), Hood (1), Hurtt (1), Kreick (1), Marafino
(1), McLellan (2), Murphy (1), Murray (1), Rulon (1), Savage (1), Schwartz (1), Skowronski (1), Tellep (1), Trost (1), Ukropina (1), Yearley (1), Cheney (1) and King (1). The Corporation is not aware of any known failure to file a required report.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

       The Board of Directors recommends that the stockholders ratify the appointment of Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Corporation for 1997. The ratification of the appointment of Ernst & Young LLP is being submitted to the stockholders because management believes this to be good corporate governance. Should the stockholders fail to ratify this appointment, the Board of Directors will review the matter. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

       The Board of Directors recommends a vote FOR the Ratification of Appointment of Ernst & Young LLP as independent auditors for 1997.

STOCKHOLDER PROPOSALS

                             STOCKHOLDER PROPOSAL 1

       William L. Buckel and Irmgard B. Buckel, 1641 Hess Blvd., Columbus, Ohio 43212-1415, the owners of 955 shares of Common Stock of the Corporation have notified Lockheed Martin Corporation that they intend to present the following proposal at this year's annual meeting:

    "INTENT: The intent of this proposal is to: (a) improve intra-organizational communication and cooperation by modifying the Corporation's "culture", (b) increase the return on equity by improving organizational effectiveness, (c) reduce the "external" side-effects caused by paying some employees much more than others, (d) in the long term, increase the real income of many corporation employees and shareholders, and (e) cause a ripple effect in other U.S. companies who follow the Lockheed Martin example.

    "WHEREAS: For large organizations to be productive, there must be a division of labor where different people do different jobs. Currently within many U.S. businesses, the division of labor has resulted in wage differentials that are inconsistent with productivity differences. "Pay norms" are frequently at odds with the wages actually being paid. (A pay norm is the wage, or wage-difference, that is viewed by a cross-section of society to be "normal" or reasonable.)

    "Large wage differences also contribute to lower organizational productivity because of the resulting lower morale and loyalty among lower-wage employees. In this way, large pay differences reduce shareholder return on equity.

    "It is well know that most social problems (hunger, violence, dysfunctional families, etc.) occur in poorer communities. Thus, on a national level, extreme wage inequity causes a variety of social problems that stockholders (as taxpayers) have to pay for in the form of more welfare programs, more food subsidies, more rent subsidies, more public school programs to deal with "at risk" students, more police, and more jails. Hopefully, smaller wage differences at Lockheed Martin will cause a ripple effect that reduces the "external" costs now paid by shareholders.

    "THEREFORE BE IT RESOLVED:

    "The Board of Directors is requested to implement a program to achieve, within a 4-year period, a salary-administration schedule that limits the highest paid persons in the organization to a total annual compensation of no more than five (5) times the national median wage paid to full-time employees.

    "The Board of Directors is requested to report annually to the shareholders on its progress and problems in this endeavor."

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS
                      PROPOSAL FOR THE FOLLOWING REASONS:

       The Proponents' supporting statement raises a number of serious legal issues, social issues and other concerns that extend considerably beyond the scope of the Proponent's proposal. In the opinion of the Board, the Corporation's Proxy Statement and Annual Meeting are not the proper forum for debate on these matters. As to the merits of the Proponents' specific proposal, the Proponents offer a compensation philosophy that, in the Board's view, is incompatible with the need to attract and retain experienced and highly qualified executives. Lockheed Martin's goal is to be recognized as the world's premier systems engineering and technology enterprise meeting the needs of its customers with high-quality products and services. In order to achieve this goal, the Corporation must attract and retain the services of dedicated and talented employees, which requires a compensation program that is competitive with that of other companies, provides strong incentives to meet the Corporation's objectives and makes prudent use of the Corporation's resources.

       In a separate section of this Proxy Statement (see pages 14 through 18), the Compensation Committee, which is composed entirely of independent directors, discusses the philosophy, structure and methodology behind the Corporation's compensation program. The discussion includes a review of the compensation actually paid in 1996 to the Corporation's senior executives as well as the relationship between that compensation and corporate performance. In general, fundamental to the Corporation's compensation philosophy is the alignment of executives' interests with those of its stockholders. This identity of interest is achieved by linking executive compensation to corporate performance such that the executives and the stockholders share in the rewards of outstanding performance. Since its inception, for example, the Corporation has outperformed both its peers and the Standard & Poor's 500. (Other measures of performance are noted on page 17 of the Proxy Statement). The Board is convinced that superior returns to the stockholders are most likely to flow from the Corporation's existing compensation philosophy rather than one that would place arbitrary caps on compensation awards to its most senior and talented executives.

       FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THE PROPOSAL.

                            ------------------------

                             STOCKHOLDER PROPOSAL 2

       Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C., the owner of 224 shares of Common Stock of the Corporation has notified Lockheed Martin Corporation that she intends to present the following proposal at this year's annual meeting:

    "RESOLVED: That the stockholders of Lockheed Martin recommend that the Board take the necessary steps so that future outside directors shall not serve for more than six years."

                       STOCKHOLDER'S SUPPORTING STATEMENT

    "REASONS: The President of the U.S.A. has a term limit, so do Governors of many states.

    "Newer directors may bring in fresh outlooks and different approaches with benefits to all shareholders.

    "No director should be able to feel that his or her directorship is until retirement.

    "If you AGREE, please mark your proxy FOR this resolution."

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS
                      PROPOSAL FOR THE FOLLOWING REASONS:

       Lockheed Martin's directors are elected annually by the Corporation's stockholders, following formal nomination by the Board's independent Nominating Committee. The Board of Directors view mandatory term limits as incompatible with the rights currently accorded to the Corporation's stockholders to choose the best qualified individuals to serve as members of their Board on an annual basis without arbitrary limits on who may serve. Certainly, no director on this Board believes that his or her directorship is promised until retirement as each director is subject to reelection on an annual basis.

       The Board disagrees with the notion implicit in the proposal that a director has only a certain number of "good years" with which to serve the Corporation. Certainly, there is a "learning curve" associated with any complex undertaking. At a time when wisdom and experience are at a premium, mandatory term limits for board membership is an idea contrary to the best interests of stockholders and incompatible with the functioning of a company as large and complex as Lockheed Martin Corporation.

       FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THE PROPOSAL.

                            ------------------------

MISCELLANEOUS

       Financial and other reports will be presented at the meeting and will be made available for inspection by stockholders present at the meeting, but it is not intended that any action will be taken in respect thereof.

       The cost of soliciting proxies has been or will be paid by the Corporation. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners; and the Corporation will, upon request, reimburse them for their reasonable expenses in so doing. The Corporation has retained Morrow & Co., Inc. to aid in the solicitation of proxies and to verify certain records related to the solicitation at a fee of $25,000 plus expenses. To the extent necessary in order to ensure sufficient representation at the meeting, the Corporation may request by telephone or otherwise the return of proxies. The extent to which this will be necessary depends entirely upon how promptly proxies are returned. Stockholders are urged to return their proxies without delay.

       At the time this Proxy Statement was filed with the Securities and Exchange Commission, the Board of Directors was not aware that any matters not referred to herein would be presented for action at the meeting. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons voting them. It is also intended that discretionary authority will be exercised with respect to the vote on any matters incidental to the conduct of the meeting.

       PROPOSALS BY STOCKHOLDERS INTENDED TO BE PRESENTED AT THE 1998 ANNUAL MEETING OF STOCKHOLDERS OF THE CORPORATION MUST BE RECEIVED BY THE SECRETARY OF THE CORPORATION NO LATER THAN NOVEMBER 19, 1997 IN ORDER TO BE INCLUDED IN THE PROXY STATEMENT AND ON THE PROXY CARD THAT WILL BE SOLICITED BY THE BOARD OF DIRECTORS IN CONNECTION WITH THAT MEETING. The inclusion of any proposal will be subject to applicable rules of the Securities and Exchange Commission. In addition, the By-Laws of the Corporation establish an advance notice requirement for any proposal of business to be considered at an annual meeting of stockholders. Written notice must be delivered to the Secretary of the Corporation at its principal executive office, 6801 Rockledge Drive, Bethesda, Maryland 20817, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting and must contain specified information concerning the matter to be brought before such meeting and concerning the stockholder proposing such a matter. Any waiver by the Corporation of these requirements with respect to the submission of a particular stockholder proposal shall not constitute a waiver with respect to the submission of any other stockholder proposal nor shall it obligate the Corporation to waive these requirements with respect to future submissions of the stockholder proposal or any other stockholder proposal. Any stockholder desiring a copy of the By-Laws of the Corporation will be furnished one without charge upon written request to the Secretary of the Corporation.

                                           /s/ LILLIAN M. TRIPPETT

                                           Lillian M. Trippett
                                           Vice President, Corporate Secretary
                                           and Associate General Counsel

March 21, 1997

       Upon the written request of any record holder or beneficial owner of Common Stock entitled to vote at the Annual Meeting of Stockholders of the Corporation, the Corporation will provide without charge a copy of its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission. Requests should be mailed to James R. Ryan, Investor Relations Vice President, Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, Maryland 20817, by calling Lockheed Martin Shareholder Direct at 1-800-LMT-9758 or by accessing the Lockheed Martin Home Page on the Internet using the Uniform Resource Locator: http://www.shareholder.com/lmt/.

                                [RECYCLE LOGO]

                          LOCKHEED MARTIN CORPORATION

             PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF STOCKHOLDERS

P
         The undersigned hereby appoints Messrs. James F. Gibbons, Caleb B.
R Hurtt and Vincent N. Marafino, each of them proxies of the undersigned, with full power and substitution, to vote and act for the undersigned
O at the Annual Meeting of Stockholders of the Corporation to be held at 10:30 a.m. on April 24, 1997, at the Brown Palace Hotel, 321
X Seventeenth Street, Denver, Colorado, and at any adjournment thereof, as indicated herein on those matters described in the Proxy Statement
Y and in accordance with their discretion on such other matters as may properly come before the meeting. Stockholders are requested to mark, date and sign this proxy on the reverse side and to return it promptly in the enclosed envelope or, to vote this proxy by telephone, dial 1-800-OK2-VOTE (1-800-652-8683).


         To vote in accordance with the Board of Directors' recommendations, please sign and date the reverse side; no boxes need to be checked.





                                                                     SEE REVERSE
                                                                         SIDE

--------------------------------------------------------------------------------
 /\ DETACH HERE AND RETURN PROPERLY EXECUTED PROXY CARD IN ENCLOSED ENVELOPE /\











--------------------------------------------------------------------------------

IMPORTANT

   Please note that a ticket is required for admission to the meeting. If you plan to attend and you are a stockholder as of the record date, please check the appropriate box on your proxy card or indicate when prompted if voting by telephone, and a ticket will be forwarded to you. If, however, your shares are held in the name of a broker or other nominee, please bring a proxy or a letter from that firm confirming your ownership of the shares as of the close of business on the record date (March 10, 1997).

--------------------------------------------------------------------------------








                             [LOCKHEED MARTIN LOGO]

[X]  Please mark your
     votes as in this
     example.

This proxy when properly executed and returned will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposals 1 and 2 and AGAINST Proposals 3 and 4.

-----------------------------------------------------------------------------------------------------------------------------------
                                  DIRECTORS RECOMMNED A VOTE FOR ALL NOMINEES AND FOR PROPOSAL 2.
-----------------------------------------------------------------------------------------------------------------------------------
                   FOR ALL  WITHHELD                                                                        FOR   AGAINST   ABSTAIN
  1.  Election of   [  ]     [  ]    1. Norman R. Augustine     10. Vincent N. Marafino                     [  ]   [  ]      [  ]
      Directors                      2. Marcus C. Bennett       11. Eugene F. Murphy      2. Appointment
                                     3. Lynne V. Cheney         12. Allen E. Murray          of Auditors
                                     4. Vance D. Coffman        13. Frank Savage
  (For, except vote withheld         5. Houston I. Flournoy     14. Daniel M. Tellep
   from the following nominee(s))    6. James F. Gibbons        15. Carlisle A.H. Trost
                                     7. Edward E. Hood, Jr.     16. James R. Ukropina
                                     8. Caleb B. Hurtt          17. Douglas C. Yearley
  -------------------------------    9. Gwendolyn S. King
-----------------------------------------------------------------------------------------------------------------------------------

                                                                              -----------------------------------------------------
                                                                              DIRECTORS RECOMMEND A VOTE AGAINST PROPOSALS 3 AND 4.
                                                                              -----------------------------------------------------
                                                                                                          FOR    AGAINST   ABSTAIN
                                                                               3. Stockholder Proposal-   [  ]    [  ]      [  ]
                                                                                  Wage Limits

                                                                               4. Stockholder Proposal-   [  ]    [  ]      [  ]
                                                                                  Directors Term Limits
                                                                              -----------------------------------------------------
                                                                              The signer hereby revokes all previous proxies given
                                                                              by the signer to vote at said meeting or any
                                                                              adjournments thereof.

SIGNATURE(S)                                            DATE                                                 I will attend  [  ]
           ---------------------------------------------    ----------------                                 the meeting
NOTE:  Please date and sign exactly as your name appears
       above and return this card in the enclosed
       envelope.

------------------------------------------------------------------------------------------------------------------------------------
                          /\ DETACH HERE AND RETURN PROPERLY EXECUTED PROXY CARD IN ENCLOSED ENVELOPE /\


                            [LOCKHEED MARTIN LOGO]


                                ANNUAL MEETING
                                OF STOCKHOLDERS
                           THURSDAY, APRIL 24, 1997
                                  10:30 A.M.
                              BROWN PALACE HOTEL
                            321 SEVENTEENTH STREET
                            DENVER, COLORADO 80202


You may vote the shares held in this account by telephone. Voting by telephone will eliminate the need to mail voted proxy card(s) representing shares held in this account. To vote by phone please follow the steps below:

         1) HAVE YOUR PROXY CARD AND SOCIAL SECURITY NUMBER AVAILABLE.

         2) USING A TOUCH-TONE TELEPHONE, DIAL 1-800-OK2-VOTE (1-800-652-8683) MONDAY-FRIDAY, 8 A.M.-8:30 P.M. SATURDAYS 9 A.M.-3:30 P.M.

The telephone voting system preserves the confidentiality of your vote and will confirm your voting instructions with you during the call. You may also change your selections on any or all of the proposals to be voted.

             YOUR VOTE IS IMPORTANT TO US.  THANK YOU FOR VOTING.

                          LOCKHEED MARTIN CORPORATION

                         VOTING INSTRUCTION TO TRUSTEE
                         ANNUAL MEETING OF STOCKHOLDERS

The undersigned is a participant in one or more of the savings and 401(k) plans sponsored by Lockheed Martin Corporation (the "Corporation") that holds shares of the Corporation's Common Stock. The participant hereby instructs the Trustee(s) of such plan(s) to vote the shares of Common Stock of the Corporation allocated to the participant's account(s) in accordance with the instructions on the reverse side of this card on those matters described in the Proxy Statement, and to represent the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at 10:30 a.m. on April 24, 1997, at the Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado 80202, and at any adjournment thereof, and to act in its discretion on such other matters as may properly come before the meeting. Participants are requested to mark, date and sign this voting instruction card on the reverse side and to return it promptly in the enclosed envelope.

Election of Directors, Nominees:

Norman R. Augustine      James F. Gibbons         Vincent N. Marafino      Daniel M. Tellep
Marcus C. Bennett        Edward E. Hood, Jr.      Eugene F. Murphy         Carlisle A.H. Trost
Lynne V. Cheney          Caleb B. Hurtt           Allen E. Murray          James R. Ukropina
Vance D. Coffman         Gwendolyn S. King        Frank Savage             Douglas C. Yearley
Houston I. Flournoy


Shares allocated to the participant's plan account(s) for which no card is returned will be voted by the Trustee(s) in the manner described in the notice to participants accompanying this card. To vote in accordance with the Board of Directors' recommendations, sign and date the reverse side; no boxes need to be checked.
                                                                     SEE REVERSE
                                                                         SIDE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
   /\  DETACH HERE AND RETURN PROPERLY EXECUTED CARD IN ENCLOSED ENVELOPE   /\



-------------------------------------------------------------------------------
IMPORTANT

     Whether or not you plan to attend the annual meeting of stockholders, please sign, date and return your card as soon as possible in the return envelope provided.

     Please note that a ticket is required for admission to the meeting. If you plan to attend, please check the appropriate box on your card, and a ticket will be forwarded to you.
-------------------------------------------------------------------------------


                             [LOCKHEED MARTIN LOGO]

[X]PLEASE MARK YOUR
   VOTE AS IN THIS
   EXAMPLE.


THIS CARD WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. THE TRUSTEE(S) MAKE NO RECOMMENDATION AS TO YOUR DIRECTION. IF THIS CARD IS RETURNED SIGNED AND DATED BUT NO DIRECTION IS MADE, IT WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AGAINST PROPOSALS 3 AND 4.

------------------------------------------------------------------------------------------------------------------------------------
      DIRECTORS RECOMMEND A VOTE FOR ALL NOMINEES AND FOR PROPOSAL 2.          DIRECTORS RECOMMEND A VOTE AGAINST PROPOSALS 3 AND 4.
------------------------------------------------------------------------------------------------------------------------------------
                 FOR ALL   WITHHELD                    FOR   AGAINST  ABSTAIN                                FOR   AGAINST   ABSTAIN
1. Election of     [ ]       [ ]      2. Appointment   [ ]     [ ]      [ ]     3. Wage Proposal             [ ]     [ ]       [ ]
   Directors                             of Auditors
   (see reverse)

(For, except vote withheld from the following nominee(s))                       4. Director Term             [ ]     [ ]       [ ]
                                                                                   Limit Proposal

----------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

                                                                                The signer hereby revokes all previous instructions
                                                                                given by the signer to vote with respect to
                                                                                allocated shares at said meeting or any adjournments
                                                                                thereof.









  SIGNATURE(S)                                                     DATE                                       I will attend    [ ]
              -----------------------------------------------------    ---------------                        the meeting
  NOTE: Please date and sign exactly as your name appears above and return this card in the enclosed envelope.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

   /\  DETACH HERE AND RETURN PROPERLY EXECUTED CARD IN ENCLOSED ENVELOPE  /\




                             [LOCKHEED MARTIN LOGO]



                                 ANNUAL MEETING
                                OF STOCKHOLDERS
                            THURSDAY, APRIL 24, 1997
                                   10:30 A.M.
                               BROWN PALACE HOTEL
                            321 SEVENTEENTH STREET
                             DENVER, COLORADO 80202

================================================================================

IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK THE BOX ON THE CARD ABOVE.

================================================================================

                               UNALLOCATED SHARES

                          LOCKHEED MARTIN CORPORATION

                         VOTING INSTRUCTION TO TRUSTEE
                         ANNUAL MEETING OF STOCKHOLDERS

The undersigned Participant in The Lockheed Martin Salaried Employee Savings Plan ("Plan") hereby instructs U.S. Trust Company of California, N.A., as Trustee under the Plan ("Trustee"), to vote a proportionate number of shares of Common Stock of the Corporation not yet allocated to Participants' accounts in accordance with the instructions on the reverse side of this card on those matters described in the Proxy Statement, and to represent the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at 10:30 a.m. on April 24, 1997, at the Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado 80202, and at any adjournment thereof, and to act in its discretion on such other matters as may properly come before the meeting. Unallocated shares for which no card is returned will be voted by the Trustee in the same proportion as unallocated shares for which the Trustee receives voting instructions, as provided by the Plan. Participants are requested to mark, date and sign this card on the reverse side and to return it promptly in the enclosed envelope.

Election of Directors, Nominees:

Norman R. Augustine      James F. Gibbons         Vincent N. Marafino      Daniel M. Tellep
Marcus C. Bennett        Edward E. Hood, Jr.      Eugene F. Murphy         Carlisle A.H. Trost
Lynne V. Cheney          Caleb B. Hurtt           Allen E. Murray          James R. Ukropina
Vance D. Coffman         Gwendolyn S. King        Frank Savage             Douglas C. Yearley
Houston I. Flournoy


Your portion of the unallocated shares will be voted according to your instructions. If this card is not returned in a timely manner, any unallocated shares you are entitled to vote will be voted in the same proportion as other unallocated shares for which the Trustee receives voting instructions, as provided by the Plan. To vote in accordance with the Board of Directors' recommendations, sign and date the reverse side; no boxes need to be checked.
                                                                     SEE REVERSE
                                                                         SIDE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
    /\ DETACH HERE AND RETURN PROPERLY EXECUTED CARD IN ENCLOSED ENVELOPE /\



-------------------------------------------------------------------------------
IMPORTANT

     Whether or not you plan to attend the annual meeting of stockholders, please sign, date and return your card as soon as possible in the return envelope provided.

     Please note that a ticket is required for admission to the meeting. If you plan to attend, please check the appropriate box on your card, and a ticket will be forwarded to you.
-------------------------------------------------------------------------------


                             [LOCKHEED MARTIN LOGO]

[X] PLEASE MARK YOUR
    VOTE AS IN THIS
    EXAMPLE.


THIS CARD WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. THE TRUSTEE MAKES NO RECOMMENDATION AS TO YOUR DIRECTIONS. IF THIS CARD IS RETURNED SIGNED AND DATED BUT NO DIRECTION IS MADE, IT WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AGAINST PROPOSALS 3 AND 4.

------------------------------------------------------------------------------------------------------------------------------------
      DIRECTORS RECOMMEND A VOTE FOR ALL NOMINEES AND FOR PROPOSAL 2.          DIRECTORS RECOMMEND A VOTE AGAINST PROPOSALS 3 AND 4.
------------------------------------------------------------------------------------------------------------------------------------
                 FOR ALL   WITHHELD                    FOR   AGAINST  ABSTAIN                                FOR   AGAINST   ABSTAIN
1. Election of     [ ]       [ ]      2. Appointment   [ ]     [ ]      [ ]     3. Wage Proposal             [ ]     [ ]       [ ]
   Directors                             of Auditors
   (see reverse)

(For, except vote withheld from the following nominee(s))                       4. Director Term             [ ]     [ ]       [ ]
                                                                                   Limit Proposal

----------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

                                                                                The signer hereby revokes all previous instructions
                                                                                given by the signer to vote with respect to
                                                                                allocated shares at said meeting or any adjournments
                                                                                thereof.









     SIGNATURE(S)                                    DATE                                                     I will attend    [ ]
                 ------------------------------------    ---------------                                      the meeting
     NOTE: Please date and sign exactly as your name
           appears above and return this card in the
           enclosed envelope.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

   /\ DETACH HERE AND RETURN PROPERLY EXECUTED CARD IN ENCLOSED ENVELOPE /\




                             [LOCKHEED MARTIN LOGO]



                                 ANNUAL MEETING
                                OF STOCKHOLDERS
                            THURSDAY, APRIL 24, 1997
                                   10:30 A.M.
                               BROWN PALACE HOTEL
                             321 SEVENTEENTH STREET
                             DENVER, COLORADO 80202

================================================================================

IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK THE BOX ON THE CARD ABOVE.

================================================================================

                          LOCKHEED MARTIN CORPORATION

                         VOTING INSTRUCTION TO TRUSTEE
                         ANNUAL MEETING OF STOCKHOLDERS

The undersigned is a participant in one of the savings and 401(k) plans sponsored by Lockheed Martin Corporation (the "Corporation") that holds shares of the Corporation's Common Stock. The participant hereby instructs the Trustee of such plan to vote the shares of Common Stock of the Corporation allocated to the participant's account in accordance with the instructions on the reverse side of this card on those matters described in the Proxy Statement, and to represent the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at 10:30 a.m. on April 24, 1997, at the Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado 80202, and at any adjournment thereof, and to act in its discretion on such other matters as may properly come before the meeting. Participants are requested to mark, date and sign this voting instruction card on the reverse side and to return it promptly in the enclosed envelope.

Election of Directors, Nominees:

Norman R. Augustine      James F. Gibbons         Vincent N. Marafino      Daniel M. Tellep
Marcus C. Bennett        Edward E. Hood, Jr.      Eugene F. Murphy         Carlisle A.H. Trost
Lynne V. Cheney          Caleb B. Hurtt           Allen E. Murray          James R. Ukropina
Vance D. Coffman         Gwendolyn S. King        Frank Savage             Douglas C. Yearley
Houston I. Flournoy


Shares allocated to the participant's plan account for which no card is returned will be voted by the Trustee in the manner described in the notice to participants accompanying this card. To vote in accordance with the Board of Directors' recommendations, sign and date the reverse side; no boxes need to be checked.
                                                                     SEE REVERSE
                                                                         SIDE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
   /\  DETACH HERE AND RETURN PROPERLY EXECUTED CARD IN ENCLOSED ENVELOPE  /\



-------------------------------------------------------------------------------
IMPORTANT

     Whether or not you plan to attend the annual meeting of stockholders, please sign, date and return your card as soon as possible in the return envelope provided.

     Please note that a ticket is required for admission to the meeting. If you plan to attend, please check the appropriate box on your card, and a ticket will be forwarded to you.
-------------------------------------------------------------------------------


                             [LOCKHEED MARTIN LOGO]

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.


THIS CARD WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. THE TRUSTEE MAKES NO RECOMMENDATION AS TO YOUR DIRECTION. IF THIS CARD IS RETURNED SIGNED AND DATED BUT NO DIRECTION IS MADE, IT WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AGAINST PROPOSALS 3 AND 4.

------------------------------------------------------------------------------------------------------------------------------------
      DIRECTORS RECOMMEND A VOTE FOR ALL NOMINEES AND FOR PROPOSAL 2.          DIRECTORS RECOMMEND A VOTE AGAINST PROPOSALS 3 AND 4.
------------------------------------------------------------------------------------------------------------------------------------
                 FOR ALL   WITHHELD                    FOR   AGAINST  ABSTAIN                                FOR   AGAINST   ABSTAIN
1. Election of     [ ]       [ ]      2. Appointment   [ ]     [ ]      [ ]     3. Wage Proposal             [ ]     [ ]       [ ]
   Directors                             of Auditors
   (see reverse)

(For, except vote withheld from the following nominee(s))                       4. Director Term             [ ]     [ ]       [ ]
                                                                                   Limit Proposal

----------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

                                                                                The signer hereby revokes all previous instructions
                                                                                given by the signer to vote with respect to
                                                                                allocated shares at said meeting or any adjournments
                                                                                thereof.









     SIGNATURE(S)                                    DATE                                                     I will attend    [ ]
                 ------------------------------------    ---------------                                      the meeting
     NOTE: Please date and sign exactly as your name
           appears above and return this card in the
           enclosed envelope.
------------------------------------------------------------------------------------------------------------------------------------

   /\ DETACH HERE AND RETURN PROPERLY EXECUTED CARD IN ENCLOSED ENVELOPE /\




                             [LOCKHEED MARTIN LOGO]



                                 ANNUAL MEETING
                                OF STOCKHOLDERS
                            THURSDAY, APRIL 24, 1997
                                   10:30 A.M.
                               BROWN PALACE HOTEL
                             321 SEVENTEENTH STREET
                             DENVER, COLORADO 80202

================================================================================

IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK THE BOX ON THE CARD ABOVE.

================================================================================

                 THE LOCKHEED MARTIN SPACE OPERATIONS COMPANY
                     HOURLY EMPLOYEE INVESTMENT PLAN PLUS


                               ALLOCATED SHARES
                        VOTING INSTRUCTIONS TO TRUSTEE


FOR THE ANNUAL MEETING OF STOCKHOLDERS OF LOCKHEED MARTIN CORPORATION - APRIL 24, 1997

The undersigned Participant in The Lockheed Martin Space Operations Company Hourly Employee Investment Plan Plus (the "Plan") hereby instructs U.S. Trust Company of California, N.A., as Trustee under the Plan ("Trustee"), to vote all shares of common stock of Lockheed Martin Corporation allocated to the account of the Participant in accordance with the instructions on the reverse side of this form, and to represent the undersigned at the Annual Meeting of Stockholders of Lockheed Martin to be held at the Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado on Thursday, April 24, 1997 at 10:30 a.m., local time, and at any adjournments or postponements thereof, and to act in its discretion upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

THIS FORM MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RECEIVED BY THE TRUSTEE BY THE CLOSE OF BUSINESS ON APRIL 21, 1997. IF YOUR VOTING INSTRUCTIONS ARE NOT TIMELY RECEIVED, THE TRUSTEE WILL VOTE THE SHARES ALLOCATED TO YOUR ACCOUNT IN ITS DISCRETION. IF THIS FORM IS RECEIVED AFTER THE CLOSE OF BUSINESS ON APRIL 21, 1997, THE TRUSTEE CANNOT ENSURE THAT YOUR VOTING INSTRUCTIONS WILL BE FOLLOWED. YOUR VOTING INSTRUCTIONS TO THE TRUSTEE ARE CONFIDENTIAL AS EXPLAINED IN THE ACCOMPANYING NOTICE TO PLAN PARTICIPANTS.

                                                          YOUR ALLOCATED SHARES:

  Please specify your choice on each proposal, date and sign (on the reverse hereof), fold and return in the enclosed envelope.

        [X] Please mark your choice like this and sign and date below.


FOR YOUR INFORMATION, THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES AND "FOR" ITEM 2. THE TRUSTEE MAKES NO RECOMMENDATIONS WITH RESPECT TO YOUR VOTING DECISIONS.

   1. ELECTION OF DIRECTORS

        [ ] VOTE FOR ALL Nominees     [ ] DO NOT VOTE FOR ANY Nominees
                                          (The Trustee will abstain from voting
                                          if this box is marked)

        [ ] VOTE FOR ALL Nominees EXCEPT the Individuals Marked Below:

           [ ] Norman R. Augustine       [ ] James F. Gibbons      [ ] Vincent N. Marafino      [ ] Daniel M. Tellep

           [ ] Marcus C. Bennett         [ ] Edward E. Hood, Jr.   [ ] Eugene F. Murphy         [ ] Carlisle A. H. Trost

           [ ] Lynne V. Cheney           [ ] Caleb B. Hurtt        [ ] Allen E. Murray          [ ] James R. Ukropina

           [ ] Vance D. Coffman          [ ] Gwendolyn S. King     [ ] Frank Savage             [ ] Douglas C. Yearley

           [ ] Houston I. Flournoy

   2. Appointment of Auditors          [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

FOR YOUR INFORMATION, THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEMS 3 AND 4. THE TRUSTEE MAKES NO RECOMMENDATIONS WITH RESPECT TO YOUR VOTING DECISIONS.

   3. Wage Proposal                    [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

   4. Director Term Limit Proposal     [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

As a Participant in the Plan I hereby acknowledge receipt of proxy solicitation materials of the Lockheed Martin Board of Directors relating to the 1997 Annual Meeting of Stockholders of Lockheed Martin, and I hereby instruct the Trustee to vote all shares allocated to my account as I have indicated above. If I sign, date and return this form but do not specifically instruct the Trustee how to vote, the Trustee will vote my allocated shares in accordance with the recommendations of the Lockheed Martin Board of Directors.

The submission of this voting instruction form, if properly signed and dated, revokes ALL of my prior allocated share voting instructions received by the Trustee.

----------------------------------          -----------------------------------
         SIGNATURE                                          DATE

            PLEASE SIGN, DATE AND MAIL THIS VOTING INSTRUCTION FORM
                       PROMPTLY IN THE ENVELOPE PROVIDED


     I PLAN TO ATTEND THE ANNUAL MEETING [ ] YES  [ ]  NO

            THE LOCKHEED MARTIN HOURLY EMPLOYEE SAVINGS PLAN PLUS


                               ALLOCATED SHARES
                        VOTING INSTRUCTIONS TO TRUSTEE


FOR THE ANNUAL MEETING OF STOCKHOLDERS OF LOCKHEED MARTIN CORPORATION - APRIL 24, 1997

The undersigned Participant in The Lockheed Martin Hourly Employee Savings
Plan Plus (the "Plan") hereby instructs U.S. Trust Company of California, N.A., as Trustee under the Plan ("Trustee"), to vote all shares of common stock of Lockheed Martin Corporation allocated to the account of the Participant in accordance with the instructions on the reverse side of this form, and to represent the undersigned at the Annual Meeting of Stockholders of Lockheed Martin to be held at the Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado on Thursday, April 24, 1997 at 10:30 a.m., local time, and at any adjournments or postponements thereof, and to act in its discretion upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

THIS FORM MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RECEIVED BY THE TRUSTEE BY THE CLOSE OF BUSINESS ON APRIL 21, 1997. IF YOUR VOTING INSTRUCTIONS ARE NOT TIMELY RECEIVED, THE TRUSTEE WILL VOTE THE SHARES ALLOCATED TO YOUR ACCOUNT IN ITS DISCRETION. IF THIS FORM IS RECEIVED AFTER THE CLOSE OF BUSINESS ON APRIL 21, 1997, THE TRUSTEE CANNOT ENSURE THAT YOUR VOTING INSTRUCTIONS WILL BE FOLLOWED. YOUR VOTING INSTRUCTIONS TO THE TRUSTEE ARE CONFIDENTIAL AS EXPLAINED IN THE ACCOMPANYING NOTICE TO PLAN PARTICIPANTS.

                                                          YOUR ALLOCATED SHARES:

  Please specify your choice on each proposal, date and sign (on the reverse hereof), fold and return in the enclosed envelope.

        [X] Please mark your choice like this and sign and date below.


FOR YOUR INFORMATION, THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES AND "FOR" ITEM 2. THE TRUSTEE MAKES NO RECOMMENDATIONS WITH RESPECT TO YOUR VOTING DECISIONS.

   1. ELECTION OF DIRECTORS

        [ ] VOTE FOR ALL Nominees     [ ] DO NOT VOTE FOR ANY Nominees
                                          (The Trustee will abstain from voting
                                          if this box is marked)

        [ ] VOTE FOR ALL Nominees EXCEPT the individuals Marked Below:

           [ ] Norman R. Augustine       [ ] James F. Gibbons      [ ] Vincent N. Marafino      [ ] Daniel M. Tellep

           [ ] Marcus C. Bennett         [ ] Edward E. Hood, Jr.   [ ] Eugene F. Murphy         [ ] Carlisle A. H. Trost

           [ ] Lynne V. Cheney           [ ] Caleb B. Hurtt        [ ] Allen E. Murray          [ ] James R. Ukropina

           [ ] Vance D. Coffman          [ ] Gwendolyn S. King     [ ] Frank Savage             [ ] Douglas C. Yearley

           [ ] Houston I. Flournoy

   2. Appointment of Auditors          [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

FOR YOUR INFORMATION, THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEMS 3 AND 4. THE TRUSTEE MAKES NO RECOMMENDATIONS WITH RESPECT TO YOUR VOTING DECISIONS.

   3. Wage Proposal                    [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

   4. Director Term Limit Proposal     [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

As a Participant in the Plan I hereby acknowledge receipt of proxy solicitation materials of the Lockheed Martin Board of Directors relating to the 1997 Annual Meeting of Stockholders of Lockheed Martin, and I hereby instruct the Trustee to vote all shares allocated to my account as I have indicated above. If I sign, date and return this form but do not specifically instruct the Trustee how to vote, the Trustee will vote my allocated shares in accordance with the recommendations of the Lockheed Martin Board of Directors.

The submission of this voting instruction form, if properly signed and dated, revokes ALL of my prior allocated share voting instructions received by the Trustee.

----------------------------------          -----------------------------------
         SIGNATURE                                          DATE

            PLEASE SIGN, DATE AND MAIL THIS VOTING INSTRUCTION FORM
                       PROMPTLY IN THE ENVELOPE PROVIDED


     I PLAN TO ATTEND THE ANNUAL MEETING [ ] YES  [ ]  NO

                 CONFIDENTIAL VOTING INSTRUCTIONS TO TRUSTEE

            FOR THE ANNUAL MEETING OF STOCKHOLDERS APRIL 24, 1997
     THE TRUSTEE SOLICITS THESE VOTING INSTRUCTIONS FROM PARTICIPANTS IN
                   THE LOCKHEED HOURLY EMPLOYEE SAVINGS AND
           STOCK INVESTMENT PLAN - FORT WORTH AND ABILENE DIVISIONS


The undersigned, a Participant in the plan named above, hereby instructs Bankers Trust, as Trustee under the plan, to vote all equivalent shares of common stock of Lockheed Martin allocated to the account of the undersigned under the plan in accordance with the instructions on the reverse side of this form, and to represent the undersigned at the Annual Meeting of Stockholders of Lockheed Martin to be held at the Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado on Thursday, April 24, 1997 at 10:30 a.m., local time, and at any adjournments or postponements thereof, and to act in its discretion upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

The submission of this voting instruction form, if properly executed, revokes all prior voting instructions.

TO ASSURE THAT YOUR VOTING INSTRUCTIONS ARE FOLLOWED, THIS FORM MUST BE PROPERLY COMPLETED, SIGNED AND RECEIVED BY THE TRUSTEE BY THE CLOSE OF BUSINESS ON APRIL 21, 1997. IF YOUR VOTING INSTRUCTIONS ARE NOT TIMELY RECEIVED, THE TRUSTEE WILL VOTE THE EQUIVALENT SHARES ALLOCATED TO YOUR ACCOUNT IN ITS DISCRETION. YOUR VOTING INSTRUCTIONS ARE CONFIDENTIAL.

                                                              EQUIVALENT SHARES:

  Please specify your choice on each proposal, date and sign (on the reverse hereof), fold and return in the enclosed envelope.

        [X] Please mark your choice like this and sign and date below.


FOR YOUR INFORMATION, THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES AND "FOR" ITEM 2. THE TRUSTEE MAKES NO RECOMMENDATIONS WITH RESPECT TO YOUR VOTING DECISIONS.

   1. ELECTION OF DIRECTORS

        [ ] VOTE FOR ALL Nominees     [ ] DO NOT VOTE FOR ANY Nominees
                                          (The Trustee will abstain from voting
                                          if this box is marked)

        [ ] VOTE FOR ALL Nominees EXCEPT the Individuals Marked Below:

           [ ] Norman R. Augustine       [ ] James F. Gibbons      [ ] Vincent N. Marafino      [ ] Daniel M. Tellep

           [ ] Marcus C. Bennett         [ ] Edward E. Hood, Jr.   [ ] Eugene F. Murphy         [ ] Carlisle A. H. Trost

           [ ] Lynne V. Cheney           [ ] Caleb B. Hurtt        [ ] Allen E. Murray          [ ] James R. Ukropina

           [ ] Vance D. Coffman          [ ] Gwendolyn S. King     [ ] Frank Savage             [ ] Douglas C. Yearley

           [ ] Houston I. Flournoy

   2. Appointment of Auditors          [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

FOR YOUR INFORMATION, THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEMS 3 AND 4. THE TRUSTEE MAKES NO RECOMMENDATIONS WITH RESPECT TO YOUR VOTING DECISIONS.

   3. Wage Proposal                    [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

   4. Director Term Limit Proposal     [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

As a Participant in the Plan I hereby acknowledge receipt of proxy solicitation materials of the Lockheed Martin Board of Directors relating to the 1997 Annual Meeting of Stockholders of Lockheed Martin and I hereby instruct the Trustee to vote all equivalent shares allocated to my account as I have indicated above. If this form is signed and received by the Trustee on time but I do not indicate my voting preferences, my equivalent shares will be voted in accordance with the Board of Directors' recommendations.

The submission of this voting instruction form, if properly signed and dated, revokes ALL of my prior equivalent share voting instructions received by the Trustee.

----------------------------------          -----------------------------------
         SIGNATURE                                          DATE

            PLEASE SIGN, DATE AND MAIL THIS VOTING INSTRUCTION FORM
                       PROMPTLY IN THE ENVELOPE PROVIDED


     I PLAN TO ATTEND THE ANNUAL MEETING [ ] YES  [ ]  NO

(STATE STREET LOGO)                                           (U.S. TRUST LOGO)

                             NOTICE TO PARTICIPANTS
                                     IN THE
                          LOCKHEED MARTIN CORPORATION
                           SALARIED SAVINGS PLAN AND
                          LOCKHEED MARTIN CORPORATION
                            SALARIED SAVINGS PLAN II

March 21, 1997

Dear Plan Participant:

     The enclosed proxy materials have been prepared by the Board of Directors of Lockheed Martin Corporation ("Lockheed Martin") in connection with its solicitation of proxies for the Annual Meeting of Stockholders to be held on April 24, 1997.

     Also enclosed are two cards to be used for giving voting instructions to the trustees of the plans. The plain white card is for allocated shares, and the white card with a blue stripe is for unallocated shares. The recommendations of the Board of Directors with respect to matters to be voted upon at the Annual Meeting of Stockholders are printed on these cards. If you want to follow the Board's recommendations on all matters, you can do so by signing, dating and returning both cards in the enclosed postage-paid envelope without checking any of the boxes on the cards. The trustees make no recommendation with respect to your voting decisions.

     All matters to be voted upon at this meeting are extremely important and are described in the enclosed proxy materials. You should carefully read these materials and the following explanation of the voting pass-through rules of the Plans and how to complete and return the cards.

     TO BE COUNTED, CARDS MUST BE RECEIVED NO LATER THAN THE CLOSE OF BUSINESS ON APRIL 21, 1997.

                            TRUSTEE RESPONSIBILITIES

     U.S. Trust has trustee responsibilities with respect to the Lockheed Martin common stock ("Common Stock") held in the Lockheed Martin Corporation Salaried Savings Plan ("Savings Plan"). State Street Bank has trustee responsibilities with respect to Common Stock held under the Lockheed Martin Corporation Salaried Savings Plan II ("Savings Plan II"). References to the "Trustee" in this notice are to U.S. Trust with respect to Common Stock held under the Savings Plan and to State Street Bank with respect to Common Stock held under the Savings Plan II.

                           HOW TO COMPLETE YOUR CARDS

     The Savings Plan and the Savings Plan II (collectively, the "Plans") hold shares of Common Stock which have been allocated to individual participants' accounts. The Savings Plan also holds shares of Common Stock which are not yet allocated to any individual's account. These instructions explain how you may give voting instructions to the Trustee with respect to both allocated and unallocated shares of Common Stock.

     Only the Trustee can vote the shares held by the Plans. However, under the terms of the Plans, each participant is entitled to instruct the Trustee how to vote (i) all shares allocated to his or her account, and (ii) a proportionate number of unallocated shares based upon the number of ESOP Match Shares currently allocated to your account. You may instruct the Trustee to vote for or against any particular matter or to abstain from voting on that matter. If you sign, date and return a card but do not check any boxes on the card, the Trustee will vote the shares in accordance with the Board's recommendations on the card.

                                                                       1145/7726

The following paragraphs explain how the Trustee will vote shares for which you have not returned a card.

SHARES ALLOCATED TO YOUR ACCOUNT

     The plain white card (the card without a blue stripe) represents your voting instructions to the Trustee for the shares which have been allocated to your account under the Plans and which will be voted in accordance with your voting instructions. You should mark the boxes on the card to indicate your voting instructions to the Trustee, sign and date the card and return it in the envelope that is provided. If you do not sign, date, and return a card with respect to shares allocated to your account, the Trustee will vote these shares in its discretion.

UNALLOCATED SHARES

     All participants who have ESOP Match Shares allocated to their accounts are entitled to instruct the Trustee as to the voting of a proportionate number of unallocated shares. The card with the blue stripe represents your voting instructions to the Trustee for the unallocated shares. The unallocated shares for which you are entitled to provide voting instructions will be approximately
 .69 times the number of ESOP Match Shares shown on the card with the blue stripe. You should mark the boxes on this card to indicate your voting instructions to the Trustee with respect to unallocated shares, sign and date the card and return it in the envelope provided.

     If timely voting instructions for unallocated shares are not received from all participants who have ESOP Match Shares allocated to their accounts, the Trustee will vote the remaining unallocated shares in the same proportions as those for which timely voting instructions have been received. Accordingly, the exact number of unallocated shares which will be voted in accordance with your voting instructions cannot be determined until the Trustee has received all timely participant instructions.

VOTING DEADLINE

     In order to be assured that your voting instructions to the Trustee will be followed, you must complete, sign, date and return your cards in the enclosed envelope, which must be received no later than the close of business on APRIL 21, 1997. Please remember to return your cards in the enclosed envelope, rather than to Lockheed Martin or any other party. The envelope is addressed to First Chicago, which will act as confidential vote tabulator for the Trustee.

CONFIDENTIALITY

     Your voting instructions to the Trustee are strictly confidential. Under no circumstances will the Trustee, or any of its agents, disclose to Lockheed Martin or any other party how or if you voted. You should feel free to instruct the Trustee to vote in the manner you think is best.

QUESTIONS

     If you have any questions about your voting rights under the Plan, the cards, or the confidentiality of your vote, please contact the Trustee between the hours of 8:30 a.m. and 5:00 p.m. Pacific Time at 1-800-535-3093.

                                               STATE STREET BANK & TRUST COMPANY
                                                                         Trustee

                                          U.S. TRUST COMPANY OF CALIFORNIA, N.A.
                                                                         Trustee

                                                   82 DEVONSHIRE STREET
                                                   BOSTON, MASSACHUSETTS 02109

         FIDELITY MANAGEMENT TRUST COMPANY
--------------------------------------------------------------------------------

March 21, 1997

Dear Plan Participant:

Please find enclosed proxy materials related to the Annual Meeting of Lockheed Martin Stockholders to be held on April 24, 1997. As a participant in one of the following plans:

     Lockheed Martin Aerospace Savings Plan
     Lockheed Martin Fairchild Corporation Savings Plan
     Lockheed Martin IR & Imaging Systems, Inc. Savings Plan
     Lockheed Martin Librascope Retirement Savings Plan
     Lockheed Martin Tactical Defense Systems Savings Plan
     Lockheed Martin Tactical Systems Master Savings Plan
     Lockheed Martin Vought Systems Corporation Capital Accumulation Plan Sandia Corporation Savings and Income Plan
     Sandia Corporation Savings and Security Plan

you are entitled to direct Fidelity Management Trust Company, the plan trustee, as to the manner in which shares of Lockheed Martin common stock allocated to your account should be voted. A proxy card is enclosed on which you may instruct the trustee as to how to vote your allocated shares.

- YOUR VOTING INSTRUCTIONS TO THE TRUSTEE ARE STRICTLY CONFIDENTIAL. First Chicago has been engaged to act as confidential vote tabulator for the trustee. Neither First Chicago nor the trustee will disclose to Lockheed Martin, its subsidiaries or any other party how or if you voted.

- All matters to be voted on at the Annual Meeting are extremely important. You should read the enclosed proxy materials carefully.

- YOUR INSTRUCTIONS TO THE TRUSTEE MUST BE RECEIVED NO LATER THAN CLOSE OF BUSINESS ON APRIL 21, 1997. Please use the enclosed self addressed stamped envelope to return your instructions. If your voting instructions are not received by First Chicago by close of business on April 21, 1997 the trustee will vote the equivalent shares allocated to your account in its discretion.

(STATE STREET LOGO)

STATE STREET BANK AND TRUST COMPANY
Post Office Box 1389
Boston, Massachusetts 02104-1389


March 21, 1997

Dear Lockheed Martin Plan Participant:

Please find enclosed proxy materials related to the Annual Meeting of Lockheed Martin Stockholders to be held on April 24, 1997. As a participant in one of the following plans:

     Lockheed Martin Capital Accumulation Plan
     Lockheed Martin Corporation Performance Sharing Plan for Puerto Rico
        Employees
     Lockheed Martin Corporation Savings and Investment Plan for Hourly
        Employees
     Lockheed Martin Energy Systems Inc. 401(k) Savings Plan for Hourly
        Employees
     Lockheed Martin Performance Sharing Plan (Union)
     Lockheed Martin Energy Systems Savings Plan for Salaried and Hourly
        Employees
     Lockheed Martin Energy Systems 401(k) Savings Plan for Salaried Employees

you are entitled to direct State Street Bank & Trust Company, the plan trustee, as to the manner in which shares of Lockheed Martin common stock allocated to your account should be voted. A proxy card is enclosed on which you may instruct the trustee as to how to vote your allocated shares.

- YOUR VOTING INSTRUCTIONS TO THE TRUSTEE ARE STRICTLY CONFIDENTIAL. First Chicago has been engaged to act as confidential vote tabulator for the trustee. Neither First Chicago nor the trustee will disclose to Lockheed Martin or any other party how or if you voted.

- All matters to be voted on at the Annual Meeting are extremely important. You should read the enclosed proxy materials carefully.

- YOUR INSTRUCTIONS TO THE TRUSTEE MUST BE RECEIVED NO LATER THAN CLOSE OF BUSINESS ON APRIL 21, 1997. Please use the enclosed self addressed stamped envelope to return your instructions. If your voting instructions are not received by First Chicago by close of business on April 21, 1997, the trustee will vote the equivalent shares allocated to your account in the same manner and proportion as it votes the shares for which timely instructions were received.

STATE STREET BANK AND TRUST COMPANY, TRUSTEE

                                                                            7679

Post Office Box 7928                                         (U.S. BANK LOGO)
Boise, Idaho 83707-7928
208-383-7200

March 21, 1997

Dear Plan Participant:

Please find enclosed proxy materials related to the Annual Meeting of Lockheed Martin Stockholders to be held on April 24 1997. As a participant in the Idaho National Engineering Laboratory Employee Investment Plan, you are entitled to direct U.S. Bank of Idaho, the plan trustee, as to the manner in which a portion of the shares of Lockheed Martin common stock held in the Plan's Lockheed Martin Stock Fund can be voted. Because no shares have actually been allocated to your account, the portion to which you are entitled to direct the voting will be based on the amount of your investment in the Lockheed Martin Stock Fund relative to other participants in the Plan. A proxy card is enclosed on which you may instruct the trustee as to how to vote your portion of the shares.

- YOUR VOTING INSTRUCTIONS TO THE TRUSTEE ARE STRICTLY CONFIDENTIAL. First Chicago has been engaged to act as confidential vote tabulator for the trustee. Neither First Chicago nor the trustee will disclose to LMITCO, Lockheed Martin or any other party how or if you voted.

- All matters to be voted on at the Annual Meeting are extremely important. You should read the enclosed proxy materials carefully.

- YOUR INSTRUCTIONS TO THE TRUSTEE MUST BE RECEIVED NO LATER THAN CLOSE OF BUSINESS ON APRIL 21, 1997. Please use the enclosed self addressed stamped envelope to return your instructions. If your voting instructions are not received by First Chicago by close of business on April 21, 1997, the trustee will vote your portion in the same ratio as it votes shares for which timely instructions were received.

Should you have any questions, please feel free to contact Jenni Hogaboom, (208) 383-7169.

U.S. Bank of Idaho, Trustee

                                                                            7698

U.S. TRUST COMPANY
OF CALIFORNIA, N.A.

                            NOTICE TO PARTICIPANTS
                                    IN THE
                               LOCKHEED MARTIN
                    HOURLY EMPLOYEE SAVINGS PLAN PLUS AND
U.S. TRUST        LOCKHEED MARTIN SPACE OPERATIONS COMPANY
                     HOURLY EMPLOYEE INVESTMENT PLAN PLUS

March 21, 1997

Dear Plan Participant:

     The enclosed proxy materials have been prepared by the Board of Directors of Lockheed Martin Corporation ("Lockheed Martin") in connection with its solicitation of proxies for the Annual Meeting of Stockholders to be held on April 24, 1997.

     Also enclosed is a card to be used for giving voting instructions to the Trustee. The recommendations of the Board of Directors with respect to matters to be voted upon at the Annual Meeting of Stockholders are printed on the card. If you want to follow the Board's recommendations on all matters, you can do so by signing, dating and returning the card in the enclosed postage-paid envelope without checking any of the boxes on the card. The trustees make no recommendation with respect to your voting decisions.

     All matters to be voted upon at this meeting are extremely important and are described in the enclosed proxy materials. You should carefully read these materials and the following explanation of the voting pass-through rules of the ESOP in which you participate and the explanation of how to complete and return the card.

     TO BE COUNTED, YOUR CARD MUST BE RECEIVED NO LATER THAN THE CLOSE OF BUSINESS ON APRIL 21, 1997.

HOW TO COMPLETE YOUR CARD

     The Lockheed Martin Hourly Employee Savings Plan Plus and Lockheed Martin Space Operations Company Hourly Employee Investment Plan Plus (the "ESOPs") hold shares of Lockheed Martin common stock. These instructions explain how you may give voting instructions to the Trustee with respect to shares of common stock allocated to your ESOP account.

YOUR ROLE AS A NAMED FIDUCIARY

     Only the Trustee can vote the shares held by the ESOPs. However, under the terms of each ESOP, each participant is designated as a "Named Fiduciary" for voting purposes and thus you are entitled to instruct the Trustee how to vote all shares allocated to your account. By signing, dating and returning a card you are accepting your designation under the ESOP as a "Named Fiduciary", and you should therefore exercise your voting rights prudently and in the interest of all ESOP participants.

     You may instruct the Trustee to vote for or against any particular matter or to abstain from voting on that matter. If you sign, date and return the card but do not check any boxes on the card, the Trustee will vote the shares in accordance with the Board's recommendations on the card.

     You should sign, date and return a card only if you wish to act as "Named Fiduciary" for the shares allocated to your account. The ESOPs provide that if you do not give any voting instructions with respect to shares allocated to your account, the Trustee will vote these shares by exercising its own judgment.


VOTING DEADLINE

     In order to be assured that your voting instructions to the Trustee will be followed, you must complete, sign, date and return your card in the enclosed envelope to be received no later than the close of business on APRIL 21, 1997. Please remember to return your card in the enclosed envelope, rather than to Lockheed Martin or any other party.

CONFIDENTIALITY

     Your voting instructions to the Trustee are strictly confidential. Under no circumstances will the Trustee, or any of its agents, disclose to Lockheed Martin or any other party how or if you voted. You should feel free to instruct the Trustee to vote in the manner you think is best.

QUESTIONS

     If you have any questions about your voting rights under the ESOP in which you participate, the card, or the confidentiality of your vote, please contact the Trustee between the hours of 8:30 a.m. and 5:00 p.m. Pacific Time at 1-800-535-3093.

                                          U.S. TRUST COMPANY OF CALIFORNIA, N.A.

                                                                         Trustee

     [BANKERS TRUST COMPANY LETTERHEAD]


    March 21, 1997

    Dear Lockheed Martin Plan Participant:

    Please find enclosed proxy materials related to the Annual Meeting of Lockheed Martin Stockholders to be held on April 24 1997. As a participant in the Lockheed Martin Hourly Employees Savings and Stock Investment Plan
    - Forth Worth and Abilene Divisions, you are entitled to direct Bankers Trust Company, the plan trustee, as to the manner in which shares of Lockheed Martin common stock allocated to your account should be voted. A proxy card is enclosed on which you may instruct the trustee as to how to vote your allocated shares.

-   YOUR VOTING INSTRUCTIONS TO THE TRUSTEE ARE STRICTLY CONFIDENTIAL.
      The trustee will not disclose to Lockheed Martin or any other party how or if you voted.

- All matters to be voted on at the Annual Meeting are extremely important. You should read the enclosed proxy materials carefully.

- YOUR INSTRUCTIONS TO THE TRUSTEE MUST BE RECEIVED NO LATER THAN CLOSE OF BUSINESS ON APRIL 21, 1997. Please use the enclosed self addressed stamped envelope to return your instructions. If your voting instructions are not received by the trustee by close of business on April 21, 1997, the trustee will vote the equivalent shares allocated to your account in its discretion.

   If you have any questions regarding the enclosed material, please contact Nellie J. Myers at Bankers Trust Company at (615)835-3125.


                                         Sincerely,


                                         Bankers Trust Company, Trustee